                                                                  EXHIBIT 10.24







                                CREDIT AGREEMENT

                          dated as of January 20, 1995

                                  by and among

                      ALLNET COMMUNICATION SERVICES, INC.,

                                  as Borrower,

                        ALC COMMUNICATIONS CORPORATION,

                                 as Guarantor,

                        the Lenders referred to herein,


                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
            as Managing Agent, Credit Agent and Syndication Agent,

                                      and

                           BANK ONE, COLUMBUS, NA,
                  as Managing Agent and Administrative Agent

                               TABLE OF CONTENTS


                                                                                                                                PAGE

ARTICLE I
                                                                   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.2.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 1.3.  Other Definitions and Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE II

                                                            REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 2.1.  Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 2.2.  Procedure for Advances of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 2.3.  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.4.  Revolving Credit Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 2.5.  Permanent Reduction of the Aggregate Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.6.  Increase In Aggregate Commitment; Additional Lenders . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 2.7.  Termination of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 2.8.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE III

                                                            LETTER OF CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 3.1.  L/C Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.2.  Procedure for Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.3.  Commissions and Other Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.4.  L/C Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.5.  Reimbursement Obligation of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.6.  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.7.  Effect of Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE IV

                                                             GENERAL LOAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.1.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 4.2.  Notice and Manner of Conversion or Continuation of Loans . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 4.3.  Commitment and Agency Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 4.4.  Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 4.5.  Crediting of Payments and Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         SECTION 4.6.  Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by Administrative Agent  . .   27
         SECTION 4.7.  Changed Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         SECTION 4.8.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

         SECTION 4.9.  Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 4.10. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE V

                                                  CLOSING; CONDITIONS OF CLOSING AND BORROWING  . . . . . . .    33
                       SECTION 5.1.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
                       SECTION 5.2.  Conditions to Closing and Initial Extensions of Credit . . . . . . . . .    33
         SECTION 5.3.  Conditions to All Loans and Letters of Credit. . . . . . . . . . . . . . . . . . . . .    36

ARTICLE VI

                                                REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES  . . . . . .    36
         SECTION 6.1.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         SECTION 6.2.  Survival of Representations and Warranties, Etc  . . . . . . . . . . . . . . . . . . .    44

ARTICLE VII

                                                        FINANCIAL INFORMATION AND NOTICES . . . . . . . . . .    45
         SECTION 7.1.  Financial Statements and Projections . . . . . . . . . . . . . . . . . . . . . . . . .    45
         SECTION 7.2.  Officer's Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         SECTION 7.3.  Accountants' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         SECTION 7.4.  Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         SECTION 7.5.  Notice of Litigation and Other Matters . . . . . . . . . . . . . . . . . . . . . . . .    47
         SECTION 7.6.  Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

ARTICLE VIII

                                                              AFFIRMATIVE COVENANTS . . . . . . . . . . . . .    49
         SECTION 8.1.  Preservation of Corporate Existence and Related Matters  . . . . . . . . . . . . . . .    49
         SECTION 8.2.  Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 8.3.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 8.4.  Accounting Methods and Financial Records . . . . . . . . . . . . . . . . . . . . . . .    49
         SECTION 8.5.  Payment and Performance of Obligations.  . . . . . . . . . . . . . . . . . . . . . . .    50
         SECTION 8.6.  Compliance With Laws and Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . .    50
         SECTION 8.7.  Environmental Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         SECTION 8.8.  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         SECTION 8.9.  Compliance With Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         SECTION 8.10. Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         SECTION 8.11. Visits and Inspections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         SECTION 8.12. Material Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         SECTION 8.13. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

ARTICLE IX

                                                               FINANCIAL COVENANTS  . . . . . . . . . . . . .    52
         SECTION 9.1.  Maximum Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         SECTION 9.2.  Minimum Debt Service Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . .    52

         SECTION 9.3.   Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         SECTION 9.4.   Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE X

                                                               NEGATIVE COVENANTS  . . . . . . . . . . . . . .   53
         SECTION 10.1   Limitations on Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 10.2.  Limitations on Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 10.3.  Limitations on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 10.4.  Limitations on Loans, Advances, Investments and Acquisitions   . . . . . . . . . . . .   54
         SECTION 10.5.  Limitations on Mergers and Liquidation   . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 10.6.  Limitations on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 10.7.  Limitations on Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 10.8.  Limitations on Exchange and Issuance of Capital Stock  . . . . . . . . . . . . . . . .   57
         SECTION 10.9.  Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 10.10. Certain Accounting Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 10.11. Amendments; Payments and Prepayments of Subordinated Debt    . . . . . . . . . . . . .   58
         SECTION 10.12. Compliance with ERISA    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         SECTION 10.13. Restrictive Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

ARTICLE XI

                                                             UNCONDITIONAL GUARANTY .  . . . . . . . . . . . .   59
         SECTION 11.1.  Guaranty of Obligations of Borrower .  . . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 11.2.  Nature of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 11.3.  Demand by the Credit Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 11.4.  Waivers .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         SECTION 11.5.  Modification of Loan Documents etc . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 11.6.  Reinstatement .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         SECTION 11.7.  No Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XII

                                                              DEFAULT AND REMEDIES   . . . . . . . . . . . . .   62
         SECTION 12.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 12.2.  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 12.3.  Rights and Remedies Cumulative; Non-Waiver; etc  . . . . . . . . . . . . . . . . . . .   66
         SECTION 12.4.  Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE XIII

                                                                   THE AGENTS    . . . . . . . . . . . . . . .   67
         SECTION 13.1.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 13.2.  Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 13.3.  Exculpatory Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 13.4.  Reliance by Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 13.5.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

         SECTION 13.6.   Non-Reliance on Such Agents and Other Lenders . . . . . . . . . . . . . . . . . . . .   69
         SECTION 13.7.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 13.8.   Each of the Agents in Its Individual Capacity . . . . . . . . . . . . . . . . . . . .   70
         SECTION 13.9.   Resignation of Agents; Successor Agents.  . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 13.10.  Credit and Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

ARTICLE XIV

                                                                  MISCELLANEOUS  . . . . . . . . . . . . . . .   71
         SECTION 14.1.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 14.2.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 14.3.   Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 14.4.   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 14.5.   Consent to Jurisdiction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 14.6.   Waiver of Jury Trial.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 14.7.   Reversal of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 14.8.   Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 14.9.   Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 14.10.  Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . .   75
         SECTION 14.11.  Amendments, Waivers and Consents; Renewal   . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 14.12.  Performance of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 14.13.  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 14.14.  All Powers Coupled with Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.15.  Survival of Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.16.  Titles and Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.17.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.18.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.19.  Term of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 14.20.  Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

EXHIBITS

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Conversion/Continuation
Exhibit D - Form of Officer's Certificate
Exhibit E - Form of Assignment and Acceptance
Exhibit F - Form of Subsidiary Guaranty
Exhibit G - Form of Corporate Opinion
Exhibit H - Form of Communications Law Opinion

SCHEDULES

Schedule 6.1(a)  -       Jurisdictions of Organization and
                         Qualification to Do Business as Foreign Corporation
Schedule 6.1(b)  -       Subsidiaries and Capitalization
Schedule 6.1(d)  -       Compliance of Loan Documents with Applicable
                         Laws and Governmental Approvals
Schedule 6.1(h)  -       ERISA Plans
Schedule 6.1(l)  -       Material Contracts
Schedule 6.1(m)  -       Labor and Collective Bargaining Agreements
Schedule 6.1(t)  -       Debt and Contingent Obligations
Schedule 6.1(u)  -       Litigation
Schedule 6.1(v)  -       Regulatory Matters
Schedule 10.3    -       Existing Liens
Schedule 10.4    -       Existing Loans, Advances and Investments

    CREDIT AGREEMENT, dated as of the 20th day of January, 1995 by and among ALLNET COMMUNICATION SERVICES, INC., a corporation organized under the laws of Michigan (the "Borrower"), ALC COMMUNICATIONS CORPORATION, a corporation organized under the laws of Delaware ("ALC"), as Guarantor, the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Managing Agent, Credit Agent and Syndication Agent, and BANK ONE, COLUMBUS, NA, a national banking association, as Managing Agent and Administrative Agent.


                              STATEMENT OF PURPOSE

    The Borrower has requested and the Lenders have agreed to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement. ALC is the owner of one hundred percent (100%) of the capital stock of the Borrower, and will benefit directly and indirectly from the extension of such credit facilities to the Borrower. As a precondition to making any extensions of credit hereunder, the Lenders have required, and ALC has agreed, to execute this Agreement as Guarantor.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

    SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

    "Administrative Agent" means Bank One in its capacity as administrative agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

    "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1.

    "Affiliate" means, with respect to ALC and its Subsidiaries, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, ALC or any of its Subsidiaries. The term "control" means (a) the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

    "Agents" means the collective reference to the Credit Agent, the Managing Agents and the Administrative Agent.

    "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5. On the Closing Date, the Aggregate Commitment shall be One Hundred and Five Million Dollars ($105,000,000).

    "Agreement" means this Credit Agreement, as amended or modified from time to time.

    "ALC" means ALC Communications Corporation, a Delaware corporation, and its successors.

    "Allnet" means Allnet Communication Services, Inc., a Michigan corporation, and its successors.

    "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

    "Applicable Margin" shall have the meaning assigned thereto in Section
4.1(c).

    "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

    "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 14.10.

    "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

    "Bank One" means Bank One, Columbus, NA, a national banking association, and its successors.

    "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate as determined by the Administrative Agent plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

    "Base Rate Loan" means any Loan bearing interest at a rate determined with reference to the Base Rate as provided in Section 4.1(a) hereof.

    "Borrower" means Allnet in its capacity as borrower hereunder.

    "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Columbus, Ohio and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

    "Capital Asset" means, with respect to ALC and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on a Consolidated balance sheet of ALC and its Subsidiaries.

    "Capital Expenditures" means, with respect to ALC and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by any such Person during such period, determined in accordance with GAAP.

    "Capital Lease" means, with respect to ALC and its Subsidiaries, any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a Consolidated balance sheet of ALC and its Subsidiaries.

    "Change in Control" shall have the meaning assigned thereto in Section 12.1(i).

    "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Agents, in their sole discretion.

    "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

    "Collateral" means any assets pledged by ALC or any of its Subsidiaries to the Credit Agent for the ratable benefit of the Agents and the Lenders in order to secure the Obligations.

    "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on the signature pages hereof, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.5 and 14.10.

    "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

    "Consolidated" means, when used with reference to financial statements or financial statement items of ALC and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

    "Contingent Obligation" means, with respect to ALC and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) accrued income tax liabilities reflected on the financial statements of ALC or any of its Subsidiaries not yet due and payable.

    "Credit Agent" means First Union in its capacity as Credit Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

    "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

    "Credit Parties" means the collective reference to ALC and the Borrower.

    "Debt" means, with respect to ALC and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except (i) trade payables arising in the ordinary course of business not more than one hundred and eighty (180) days past due and in an aggregate amount less than $1,000,000, and (ii) documented disputes with other long distance carriers arising from the provision of telecommunications services which disputes are in the process of resolution and for which adequate reserves have been established in accordance with GAAP, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

    "Debt Service" means, with respect to ALC and its Subsidiaries for any period, the sum of the following calculated without duplication on a Consolidated basis in accordance with GAAP: (a) all payments of principal or similar amounts required to be paid with respect to Total Debt during such period and (b) Interest Expense required to be paid during such period.

    "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

    "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

    "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), and (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, and, in the case of (a), (b) or any other Person, has been approved in writing as an Eligible Assignee by the Borrower and the Managing Agents.

    "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

    "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251
et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the rules and regulations promulgated under each of these statutes, each as amended or modified from time to time.

    "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

    "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

    "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

    "FCC" means the Federal Communications Commission or any successor Governmental Authority.

    "FCC License" means any long distance telecommunications or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other long distance telecommunications system.

    "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Columbus time) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

    "First Union" means First Union National Bank of North Carolina, a national banking association, and its successors.

    "Fiscal Year" means the fiscal year of ALC and its Subsidiaries ending on December 31.

    "Fixed Charges" means, with respect to ALC and its Subsidiaries, for any period, the following without duplication, each calculated for such period in accordance with GAAP: (a) all principal payments or similar amounts required to be paid with respect to Total Debt during such period plus (b) Interest Expense required to be paid during such period plus (c) total cash dividends paid by ALC during such period plus (d) all payments in respect of any retirement, redemption or other acquisition of the capital stock of ALC and its Subsidiaries consummated during such period.

    "Foreign Material Subsidiary" shall have the meaning assigned thereto in
Section 8.12.

    "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for ALC and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of ALC and its Subsidiaries.

    "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all FCC Licenses and PUC Authorizations.

    "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including without limitation the FCC and any PUC.

    "Guaranteed Obligations" shall have the meaning assigned thereto in Section 11.1.

    "Guarantor" means ALC in its capacity as guarantor under Article XI hereof.

    "Guaranty" means the unconditional guaranty agreement of ALC set forth in
Article XI hereof.

    "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

    "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

    "Indenture" means the Indenture dated as of May 15, 1993 among Allnet, as issuer, ALC, as guarantor and Star Bank, National Association, as trustee, as in effect on the date hereof.

    "Interest Expense" means, with respect to ALC and its Subsidiaries for any period, total interest expense of ALC and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases) and, to the extent not included therein, fees and other charges payable with respect to all Debt, (including fees and charges payable with respect to Hedging Agreements, Letters of Credit and similar investments), all determined on a Consolidated basis for such period in accordance with GAAP.

    "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

    "Issuing Lender" means Bank One, in its capacity as issuer of any Letter of Credit, or any successor thereto.

    "L/C Commitment" means Five Million Dollars ($5,000,000).

    "L/C Facility" means the letter of credit facility established pursuant to
Article III hereof.

    "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

    "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

    "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

    "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

    "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

    "Leverage Ratio" shall have the meaning assigned thereto in Section 9.1.

    "LIBOR" means the rate of interest determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent (or the Administrative Agent's London branch) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

    "LIBOR Rate" means (a) LIBOR divided by (b) one (1) less the Reserve Percentage.

    "LIBOR Rate Loan" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 4.1(a) hereof.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

    "Loan" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

    "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranties, the Applications, any Hedging Agreement executed by any Lender and each other document, instrument and agreement executed and delivered by the Credit

Parties, their Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or modified from time to time.

    "Managing Agents" means First Union and Bank One in their capacity as managing agents hereunder, and any successor thereto in each case appointed pursuant to Section 13.9; each, a "Managing Agent."

    "Material Adverse Effect" means, with respect to ALC or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of such Persons taken as a whole or the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

    "Material Contract" means (a) any contract or other agreement, written or oral, of ALC or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000 per annum, or (b) any other contract or agreement, written or oral, of ALC or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

    "Material Subsidiary" means a Subsidiary of ALC formed or acquired after the Closing Date, which Subsidiary has total annual revenue or total assets equal to or in excess of $5,000,000 as of such date of formation or acquisition, as applicable, or at any time thereafter.

    "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

    "Net Income" means, with respect to ALC and its Subsidiaries for any period, the Consolidated net income (or loss) of ALC and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss) (a) the income (or loss) of any Person acquired prior to the date such Person becomes a Subsidiary of ALC or is merged into or consolidated with ALC or any of its Subsidiaries or that Person's assets are acquired by ALC or any of its Subsidiaries (except in connection with any acquisition treated as a pooling of interests in accordance with
GAAP), (b) if the ability of ALC to receive, recover or repatriate cash or receive the economic benefits (other than any increase in value of ALC's stock or ownership interest in a Subsidiary thereof) from any of its Subsidiaries is materially limited or restricted for a material period of time at any date of determination by operation of the terms of the charter of such Subsidiary or any agreement, instrument, or Applicable Law, the portion of the income of each such Subsidiary so restricted and (c) the effect of any currency translation adjustments.

    "Net Worth" means, at any date of determination thereof, the sum of the capital stock (excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferrable to surplus) accounts of ALC and its Subsidiaries appearing on a Consolidated balance sheet of ALC and its Subsidiaries prepared in accordance with GAAP.

    "Network Agreement" means any document or agreement entered into by ALC or any of its Subsidiaries regarding the use, operation, maintenance or otherwise concerning any of the Network Facilities.

    "Network Facilities" means the network of digital or analog facilities owned or leased by ALC or any of its Subsidiaries.

    "Notes" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

    "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

    "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

    "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or Agent under any Hedging Agreement and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or to any Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

    "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

    "Operating Cash Flow" means, with respect to ALC and its Subsidiaries for any period, the following, each calculated on a Consolidated basis for such period without duplication in accordance with GAAP: (a) Net Income, plus (b) to the extent deducted in determining Net Income (i) income and franchise taxes, (ii) Interest Expense and (iii) amortization and depreciation and less
(c) the sum of (i) interest income and (ii) extraordinary non-cash items of income and items of income resulting from a change in accounting method (or plus any extraordinary non-cash items of loss and items of loss resulting from a change in accounting method).

    "Other Taxes" shall have the meaning assigned thereto in Section 4.10(b).

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

    "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

    "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof specifically listed herein.

    "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.
Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

    "Projections" shall have the meaning set forth in Section 7.1(c).

    "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or long distance telecommunications systems or over Persons who own, construct or operate a Network Facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in said state.

    "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from any PUC.

    "Register" shall have the meaning assigned thereto in Section 14.10(d).

    "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

    "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

    "Reserve Percentage" means the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency liabilities. Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

    "Responsible Officer" means any president, vice president-treasurer, vice president-comptroller, vice president-general counsel, chief financial officer or chief operating officer of any Credit Party.

    "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

    "Security Documents" means the collective reference to each Subsidiary Guaranty and each other agreement or writing pursuant to which ALC or any Subsidiary thereof pledges or grants a security interest in the Collateral or other collateral securing the Obligations or such Person guaranties the payment and/or performance of the Obligations.

    "Solvent" means, as to ALC and its Subsidiaries taken on a Consolidated basis on a particular date, that such Persons (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature,
(b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

    "Subordinated Debt" means the collective reference to the Subordinated Notes and the other Debt designated as Subordinated Debt on Schedule 6.1(t) hereof and any other Debt of ALC or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

    "Subordinated Notes" means the 9% Senior Subordinated Notes due May 15, 2003 issued by Allnet pursuant to the Indenture.

    "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the applicable Credit Party.

    "Subsidiary Guarantor" means any Material Subsidiary of ALC required to execute a Subsidiary Guaranty pursuant to Section 8.12.

    "Subsidiary Guaranty" means each guaranty agreement executed by a Subsidiary Guarantor pursuant to Section 8.12 or Section 10.4 in favor of the Credit Agent for the ratable benefit of the Agents and Lenders substantially in the form of Exhibit F hereto, with such modifications thereto to reflect any requirements of Applicable Law or the particular circumstances of the applicable Subsidiary Guarantor as may be reasonably requested by the Credit Agent, as amended or modified from time to time.

    "Syndication Agent" means First Union in its capacity as syndication agent hereunder, and any successor thereto.

    "Taxes" shall have the meaning assigned thereto in Section 4.10(a).

    "Termination Date" means the earliest of the dates referred to in Section
2.7.

    "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days notice has been waived by the PBGC under applicable regulations); or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of ALC or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

    "Total Debt" means, with respect to ALC and its Subsidiaries at any date of determination and without duplication, all Debt of ALC and its Subsidiaries on a Consolidated basis.

    "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

    "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

    "United States" means the United States of America.

    "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock (except directors' qualifying shares) or other ownership interests of which are, directly or indirectly, owned or controlled by ALC and/or one or more of its Wholly-Owned Subsidiaries.

    SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Columbus time" shall refer to the applicable time of day in Columbus, Ohio.

    SECTION 1.3.  Other Definitions and Provisions.

    (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

    (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                           REVOLVING CREDIT FACILITY

    SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the L/C Obligations and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

    SECTION 2.2.  Procedure for Advances of Loans.

    (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Columbus time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Columbus time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

    (b) Disbursement of Loans. Not later than 2:00 p.m. (Columbus time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Administrative Agent or by wire transfer from such deposit account to another account as may be requested by the Borrower by prior written notice to the Administrative Agent. Subject to Section 4.6 hereof, the

Administrative Agent shall not be obligated to disburse a Lender's Commitment Percentage of any Loan requested pursuant to this Section 2.2 until such Lender shall have made available to the Administrative Agent its Commitment Percentage of such Loan.

    SECTION 2.3.  Repayment of Loans.

    (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

    (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment less the L/C Obligations, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans in an amount equal to such excess. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 4.8 hereof.

    (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans.

    (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest
Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.8 hereof.

    SECTION 2.4. Revolving Credit Notes. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

    SECTION 2.5.  Permanent Reduction of the Aggregate Commitment.

    (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The amount of each partial permanent reduction shall be applied pro rata to reduce the remaining mandatory reduction amounts required under Section 2.5(b).

    (b) Subject to Section 2.7, the Aggregate Commitment shall be permanently reduced by the following amounts on the corresponding dates as follows:

                       Amount of         Aggregate
        Date           Reduction         Commitment
        ----           ---------         ----------
    March 31, 1997    $ 6,562,500        $98,437,500
    June 30, 1997       6,562,500         91,875,000
    Sept. 30, 1997      6,562,500         85,312,500
    Dec. 31, 1997       6,562,500         78,750,000
    March 31, 1998      9,187,500         69,562,500
    June 30, 1998       9,187,500         60,375,000
    Sept. 30, 1998      9,187,500         51,187,500
    Dec. 31, 1998       9,187,500         42,000,000
    March 31, 1999     10,500,000         31,500,000
    June 30, 1999      10,500,000         21,000,000
    Sept. 30, 1999     10,500,000         10,500,000
    Dec. 31, 1999      10,500,000            -0-

     (c) Each permanent reduction permitted or required pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced and by payment of accrued interest on the amount of such repaid principal. Any permanent reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral equal to the amount of all outstanding L/C Obligations) and termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with
Section 12.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section
4.8 hereof.

    SECTION 2.6. Increase In Aggregate Commitment; Additional Lenders. The Aggregate Commitment may be increased and financial institutions added as Lenders hereunder within forty-five (45) days after receipt by the Managing Agents of a written request therefor from the Credit Parties; provided that (a) no Default or Event of Default exists at the time of such request or the effective date of the amendment giving effect to such request, (b) each Lender approves (in its sole discretion) and executes such amendment and (c) any increase in the Aggregate Commitment shall first be offered to Lenders party hereto at the time of such written request before any such offer is made to any other financial institution.

    SECTION 2.7. Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) December 31, 1999, (b) the date of termination by the Borrower pursuant to Section 2.5(a), and (c) the date of termination by the Credit Agent on behalf of the Lenders pursuant to Section 12.2(a); provided, that the date set forth above in this Section 2.7 may be extended to December 31, 2000 at any time after the second anniversary of the Closing Date upon written request therefor made by the Credit Parties to the Managing Agents and receipt by the Credit Agent of written consent to such extension by each Lender party hereto. Upon the effectiveness of any such extension pursuant to this Section, one calendar year shall be added to each remaining date set forth in the amortization table contained in such Section.

    SECTION 2.8. Use of Proceeds. The Borrower shall use the proceeds of the Loans (a) to finance the acquisition of Capital Assets, (b) to finance acquisitions permitted by Section 10.4(c), and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.


                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

    SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be reasonably approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (A) be denominated in Dollars in a minimum amount of $50,000, (B) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (C) expire on a date reasonably satisfactory to the Issuing Lender, which date shall be no later than the Termination Date and (D) be subject to the Uniform Customs. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

    SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to
Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

    SECTION 3.3  Commissions and Other Charges.

    (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued under the Letter of Credit Facility provided for in this Article III in an amount equal to the product of (i) the Applicable Margin with respect to LIBOR Rate Loans (on a per annum basis) and
(ii) the face amount of such Letter of Credit. Such commissions shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Termination Date.

    (b) In addition to the foregoing commissions, the Borrower shall pay the Issuing Lender an issuance fee of 1/8 of 1% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Termination Date.

    (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

    SECTION 3.4  L/C Participations.

    (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

    (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Columbus time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Columbus time) on any Business Day, such payment shall be due on the following Business Day.

    (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

    SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this
Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

    SECTION 3.6  Obligations Absolute.  The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

    SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.



                                   ARTICLE IV

                            GENERAL LOAN PROVISIONS

    SECTION 4.1.  Interest.

    (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section
4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Loan or portion thereof bearing interest
based on the LIBOR Rate shall be a "LIBOR Rate Loan".   Any Loan or any portion
thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

    (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one, two, three, or six months; provided that:

         (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

         (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (iv)no Interest Period shall extend beyond the Termination Date and no Interest Period shall be selected by the Borrower which, in connection with mandatory reductions of the Aggregate Commitment pursuant to Section 2.5(b), would cause the early termination of such Interest Period; and

         (v) there shall be no more than seven (7) Interest Periods outstanding at any time.

    (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(ii) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                                 Applicable Margin Per Annum
         Leverage Ratio                          Base Rate +     LIBOR Rate +
         ------------------------                ----------------------------
         Equal to or greater than 2.0            -0-               1.25%
         to 1.0.

         Equal to or greater than                -0-               1.00%
         1.5 to 1.0 but less than
         2.0 to 1.0.

         Less than 1.5 to 1.0.                   -0-               0.75%


Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent upon receipt by the Administrative Agent of quarterly financial statements for ALC and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of ALC and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.2(c) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

    (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

    (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each fiscal quarter commencing March 31, 1995, and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, except that interest with respect to each Base Rate Loan and the commitment fee referenced in Section 4.3(a) shall be computed on the basis of a 365/366-day year.

    (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that no Agent or any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

    SECTION 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans, and (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or to continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Columbus time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued, and (iv) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

    SECTION 4.3.  Commitment and Agency Fees.

    (a) Commitment Fee. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 1/4 of 1% on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each fiscal quarter during the term of this Agreement commencing March 31, 1995, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

    (b) Facility Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee in accordance with the fee letter agreement referred to in paragraph (c) of this Section.

    (c) Agents' and Other Fees. In order to compensate the Agents for structuring the Loans and their other obligations hereunder and the Syndication Agent for syndicating the Credit Facility, the Borrower agrees to pay to each such Person for their respective accounts the fees set forth in the separate fee letter agreement executed by the Borrower dated December 6, 1994.

    SECTION 4.4. Manner of Payment. Each payment (including repayments described in Article II) by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Columbus time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders pro rata in accordance with their respective Commitment Percentages at the Administrative Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Columbus time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Columbus time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment the

Administrative Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Agents' or Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the applicable Agent, the Issuing Lender or the L/C Participants, as the case may be. Subject to Section 4.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

    SECTION 4.5. Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agents' and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes and the Reimbursement Obligation, then to the principal amount of the Notes and Reimbursement Obligation, then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, and then to any termination payments due in respect of a Hedging Agreement with any Lender, in that order.

    SECTION 4.6. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment Percentage of such borrowing, times
(b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

    SECTION 4.7.  Changed Circumstances.

    (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

    (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until

Administrative Agent notifies the Borrower that such circumstances no longer exist (which notification shall be given as soon as practicable, but in any event not later than thirty (30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

    (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

         (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan or any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan or any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan or any Note, Letter of Credit or Application;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.7(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error.

    SECTION 4.8. Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion with respect to any LIBOR Rate Loan or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. Each Lender's calculations of any such loss or expense shall be furnished to the Borrower and shall be conclusive, absent manifest error.

    SECTION 4.9. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.
A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

    SECTION 4.10.  Taxes.

    (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and each Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or any Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.10) such Lender or Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.10(d).

    (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

    (c) Indemnity. The Borrower shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor.

    (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

    (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

    (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.10 shall survive the payment in full of the Obligations and the termination of the Commitments.

                                   ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

    SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 on January 20, 1995, or on such other date as the parties hereto shall mutually agree.

    SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

    (a) Executed Loan Documents. This Agreement and the Notes shall have been duly authorized, executed and delivered to the Credit Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Credit Agent.

    (b)  Closing Certificates; etc.

         (i) Certificate of the Credit Parties. The Credit Agent shall have received a certificate from the chief executive officer or chief financial officer of the Credit Parties, in form and substance reasonably satisfactory to the Credit Agent, to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete; that the Credit Parties are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Credit Parties have satisfied each of the closing conditions; and that the Credit Parties have filed all required tax returns and owe no delinquent taxes.

         (ii) Certificate of Secretary of each Credit Party. The Credit Agent shall have received a certificate of the secretary or assistant secretary of each Credit Party certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Credit Party as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party, authorizing, in the case of the Borrower, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which such Person is a party.

         (iii) Certificates of Good Standing. The Credit Agent shall have received long-form certificates as of a recent date of the good standing of each Credit Party under the laws of their respective jurisdictions of organization and such other jurisdictions requested by the Agents.

        (iv) Opinions of Counsel. The Credit Agent shall have received favorable opinions of counsel to the Credit Parties addressed to the Agents and Lenders (A) with respect to such Persons and the Loan Documents substantially in the form of Exhibit G hereto and (B) with respect to FCC and PUC matters substantially in the form of Exhibit H hereto.

        (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.10(e) hereof.

    (c)  Consents; No Adverse Change.

         (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents shall have been obtained.

         (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by ALC and its Subsidiaries shall have been obtained.

         (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Managing Agents' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

         (iv) No Material Adverse Change. There shall not have occurred any material adverse change in the business, condition (financial or otherwise) operations, prospects or properties of ALC and its Subsidiaries taken as a whole, or any event, condition or state of facts that will or could be reasonably expected to have a Material Adverse Effect.

         (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

    (d)  Financial Matters.

         (i) Financial Statements. The Credit Agent shall have received the most recent audited Consolidated financial statements of ALC and its Subsidiaries.

        (ii) Financial Condition Certificate. The Borrower shall have delivered to the Credit Agent a certificate, in form and substance reasonably satisfactory to such Agent, and certified as accurate in all material respects by the chief executive officer or chief financial officer of ALC, that (A) attached thereto is a pro forma balance sheet of ALC and its Subsidiaries setting forth on a pro forma basis the financial condition of ALC and its Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all material fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof,
(B) the financial projections previously delivered to the Managing Agents represent the good faith opinions of the Credit Parties and senior management thereof as to the projected results contained therein, and (C) attached thereto is a calculation of the Applicable Margin in accordance with Section 4.1(c) as of September 30, 1994.

         (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrower to the Agents and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Credit Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in
Section 4.3(c).

    (e)    Miscellaneous.

         (i) Notice of Borrowing. The Administrative Agent shall have received written instructions from the Borrower to the Administrative Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

        (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

       (iii) Due Diligence and Other Documents. The Borrower shall have delivered to the Credit Agent such other documents, certificates and opinions as the Agents reasonably request, including without limitation copies of each document evidencing or governing the Subordinated Debt, certified by a secretary or assistant secretary of the applicable Credit Party as a true and correct copy thereof.

    SECTION 5.3. Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

          (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to making any Extension of Credit contemplated by the Loan Documents shall have been obtained; provided, that all such approvals, authorizations and consents with respect to the initial Extension of Credit shall be obtained by June 30, 1995 or the Commitment of each Lender shall automatically terminate on such date.

         (ii) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

        (iii) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (A) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (B) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.


                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

    SECTION 6.1. Representations and Warranties. To induce the Agents to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Credit Parties hereby represent and warrant to the Agents and Lenders that:

    (a) Organization; Power; Qualification. Each of ALC and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where failure to be so qualified or so authorized could reasonably be expected to have a Material Adverse Effect. The jurisdictions in which ALC and its Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).

    (b)  Ownership.  Each Subsidiary of ALC is listed on Schedule 6.1(b).   The
capitalization of ALC and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of ALC and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of ALC or its Subsidiaries, except as described on Schedule 6.1(b).

    (c) Authorization of Agreement, Loan Documents and Borrowing. Each of ALC and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. As of the respective dates described in Article V hereof, this Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of ALC and each of its Subsidiaries party thereto and, on and after such dates, each such document constitutes the legal, valid and binding obligation of ALC or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

    (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by ALC and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 6.1(d) hereto, require any Governmental Approval or violate any Applicable Law relating to ALC or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of ALC or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

    (e) Compliance with Law; Governmental Approvals. Each of ALC and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, except where failure to have any such Governmental Approval could not reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding; and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except to the extent that the failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (f) Tax Returns and Payments. Each of ALC and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where failure to so pay could not reasonably be expected to have a Material Adverse Effect or where the payment of such tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against ALC or Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of ALC and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since 1988 are in the judgment of ALC adequate, and ALC does not anticipate any additional material taxes or assessments for any of such years.

    (g) Environmental Matters. (i) The properties of ALC and its Subsidiaries do not contain, and to the best knowledge of the Credit Parties, have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to material liability under, applicable Environmental Laws;

         (ii) Such properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance, with all applicable Environmental Laws, and to the best knowledge of the Credit Parties, there is no contamination at or under such properties or such operations in violation of applicable Environmental Laws or which could materially interfere with the continued operation of such properties or, if such properties are owned by any such Person, materially impair the fair saleable value thereof;

         (iii) Neither ALC nor any Subsidiary thereof has received any notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does ALC or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

         (iv) Hazardous Materials have not been transported or disposed of from the properties of ALC and its Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor to the best knowledge of the Credit Parties, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

         (v) No judicial proceedings or governmental or administrative action is pending, or to the best knowledge of the Credit Parties, threatened, under any Environmental Law to which ALC or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

         (vi) There has been no release, or to the best knowledge of the Credit Parties, threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

    (h)  ERISA.

         (i) Neither ALC nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(h);

         (ii) ALC and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by ALC or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

         (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has ALC or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

         (iv) Neither ALC nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required installment or other required payment under Section 412 of the Code;

         (v) No Termination Event has occurred or is reasonably expected to occur; and

         (vi) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of ALC after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by ALC or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

    (i) Margin Stock. Neither ALC nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

    (j) Government Regulation. Neither ALC nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither ALC nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" within the respective meanings of each of the quoted terms of the Public Utility Holding Company Act of 1935 as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

    (k) Patents, Copyrights and Trademarks. Each of ALC and its Subsidiaries owns or possesses all patent, copyright and trademark rights which are required to conduct its business without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither ALC nor any of its Subsidiaries have been threatened with any litigation regarding patents, copyrights or trademarks that would present a material impediment to the business of any such Person for which indemnification has not been obtained or for which a license has not been negotiated.

    (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of ALC and its Subsidiaries in effect as of October 31, 1994 not listed on any other Schedule hereto; to the best knowledge of the Credit Parties, no Material Contract has been entered into by a Credit Party or any Subsidiary thereof after such date and prior to or on the Closing Date; other than as set forth in Schedule 6.1(l), each of ALC and any Subsidiary thereof party thereto has performed all of its obligations under the Material Contracts listed on such Schedule and, to the best knowledge of the Credit Parties, each other party thereto is in compliance with each such Material Contract, and each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. At the request of the Credit Agent, ALC and its Subsidiaries shall deliver to the Credit Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(m).

    (m) Employee Relations. Each of ALC and its Subsidiaries is not, except as set forth on Schedule 6.1(n), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. ALC knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

    (n) Burdensome Provisions. Neither ALC nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. ALC and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

    (o) Financial Statements. The (i) Consolidated balance sheets of ALC and its Subsidiaries as of December 31, 1993, and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of ALC and its Subsidiaries as of September 30, 1994, and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Credit Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of ALC and its Subsidiaries, as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. ALC and its Subsidiaries have no material Debt, obligation or other unusual forward or long-term commitment which is not disclosed in the foregoing financial statements or in the notes thereto.

    (p) No Material Adverse Change. Since December 31, 1993, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of ALC and its Subsidiaries, including, but not limited to, any material adverse change resulting from any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

    (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, ALC and each of its Subsidiaries taken as a whole will be Solvent.

    (r) Titles to Properties. Each of ALC and its Subsidiaries has such title to the real property owned by it and a valid leasehold interest in the real property leased by it as is necessary or desirable to the conduct of its business and good and marketable title to all of its personal property sufficient to carry on its business, except such property as has been disposed of by ALC or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

    (s) Liens. None of the properties and assets of ALC or any Subsidiary thereof is subject to any Lien in the State of Michigan, and to the best knowledge of the Credit Parties, in any other jurisdiction, except in each case Liens permitted pursuant to Section 10.3. No financing statement under the Uniform Commercial Code of any state which names ALC or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither ALC nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

    (t) Debt and Contingent Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Contingent Obligations of ALC and its Subsidiaries in excess of $1,000,000. ALC and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of ALC or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

    (u) Litigation. Except as set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of ALC, threatened against or in any other way relating adversely to or affecting ALC or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

     (v)  FCC and PUC Regulatory Matters.

     (i) Each Network Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Credit Parties, any Subsidiary thereof nor, to the best knowledge of the Credit Parties, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

    (ii) Schedule 6.1(v) hereto sets forth, as of the date hereof, a true and complete list of the following information for each FCC License or PUC Authorization issued to ALC or any its Subsidiaries: (A) for all FCC Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

   (iii)  The FCC Licenses and PUC Authorizations specified on Schedule
6.1(v) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such FCC Licenses and PUC Authorizations. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such FCC License or PUC Authorization or (B) materially and adversely affect any rights of ALC or any of its Subsidiaries thereunder. ALC has no reason to believe and has no knowledge that FCC Licenses and PUC Authorizations will not be renewed in the ordinary course.

    (iv) All of the material properties, equipment and systems owned, leased or managed by ALC and its Subsidiaries are, and (to the best knowledge of ALC) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the FCC Licenses and PUC Authorizations and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

     (v) ALC and each of its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

     (w) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by ALC or any Subsidiary thereof under any Material Contract or judgment, decree or order to which ALC or its Subsidiaries is a party or by which ALC or its Subsidiaries or any of their respective properties may be bound or which would require ALC or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

    (x) Senior Debt. All of the Obligations of ALC and its Subsidiaries under the Loan Documents constitute "Senior Indebtedness" as such term is used (and defined) in the Indenture, and the Lenders are entitled to the benefits of the subordination provisions of the Indenture and all other documents evidencing any Subordinated Debt. ALC acknowledges that the Agents and Lenders are entering into this Agreement and the Lenders are making Extensions of Credit hereunder in reliance upon such subordination provisions.

    (y) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of ALC or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Agents or the Lenders by ALC or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of ALC or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. ALC is not aware of any facts which it has not disclosed in writing to the Agents having a Material Adverse Effect, or insofar as ALC can now foresee, could reasonably be expected to have a Material Adverse Effect.

    SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

    Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the applicable Credit Party will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office (with copies for each Lender) and the Credit Agent at its address set forth in Section 14.1 hereof, or such other office as may be designated by such Agents from time to time:

    SECTION 7.1.  Financial Statements and Projections.

    (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of ALC and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by ALC in accordance with GAAP, and certified by the chief financial officer of ALC to present fairly in all material respects the financial condition of ALC and its Subsidiaries as of their respective dates and the results of operations of ALC and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. The Lenders agree that so long as ALC has a class of equity securities registered under section 12 of the Exchange Act, the Lenders will accept the report on Form 10-Q filed by ALC with the Securities and Exchange Commission.

    (b) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of ALC and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by ALC or any of its Subsidiaries or with respect to accounting principles followed by ALC or any of its Subsidiaries not in accordance with GAAP. The Lenders agree that so long as ALC has a class of equity securities registered under section 12 of the Exchange Act, the Lenders will accept the report on Form 10-K filed by ALC with the Securities and Exchange Commission.

    (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year, a business plan of ALC and its Subsidiaries for the ensuing four fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections (such business plan and projections, the "Projections"), accompanied by a certificate from the chief financial officer of ALC to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the financial condition and operations of ALC and its Subsidiaries for such four quarter period.

    SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b), a certificate of the chief financial officer or the Vice President-Controller or Vice President-Treasurer of the Credit Parties in the form of Exhibit D attached hereto (an "Officer's Compliance Certificate"):

    (a) stating that such officers have reviewed such financial statements and such statements fairly present the financial condition of each Credit Party as of the dates indicated and the results of their operations and cash flows for the periods indicated;

    (b) stating that to such officers' knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Credit Parties with respect to such Default or Event of Default; and

    (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not ALC and its Subsidiaries were in compliance with the financial covenants set forth in
Article IX hereof as at the end of each respective period, and the calculation of the Applicable Margin pursuant to Section 4.1(c) as at the end of each respective period.

    SECTION 7.3. Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Managing Agents for the benefit of the Lenders:

    (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

    (b) including the calculations prepared by such accountants required to establish whether or not ALC and its Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

    SECTION 7.4.  Other Reports.

    (a) Promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to any Credit Party or its Board of Directors by its independent public accountants in connection with their auditing function;

    (b) As soon as available and in any event within forty-five (45) days after the end of each Fiscal Year of the Credit Parties, an updated Schedule 6.1(w) accompanied by a report identifying any FCC License or material PUC Authorization lost, surrendered or canceled during such period, and within ten
(10) Business Days after the receipt by ALC or any of its Subsidiaries of notice that any FCC License or material PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by ALC or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of ALC and its Subsidiaries); and

    (c) Such other information regarding the operations, business affairs and financial condition of ALC or any of its Subsidiaries as the Agents or any Lender may reasonably request.

    SECTION 7.5. Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after a Responsible Officer of the applicable Credit Party obtains knowledge thereof) telephonic and written notice of:

    (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving ALC or any Subsidiary thereof or any of their respective properties, assets or businesses;

    (b) any notice of any material violation received by ALC or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of a material violation of Environmental Laws;

    (c) any labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against ALC or any Subsidiary thereof;

    (d) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against ALC or any Subsidiary thereof;

    (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Subordinated Debt or other Material Contract to which ALC or any of its Subsidiaries is a party or by which ALC or any Subsidiary thereof or any of their respective properties may be bound;

    (f) (i) the establishment of any new Pension Plan, the commencement of contributions to any Pension Plan to which the Borrower or any ERISA Affiliate was not previously contributing or any increase in the benefits of any existing Pension Plan, the cost of which increase in benefits would exceed $5,000,000 in the aggregate; (ii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by ALC or any ERISA Affiliate with respect to such request; (iii) the failure of ALC or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; (iv) any Termination Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action ALC has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (v) all notices received by ALC or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (vi) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by ALC or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (vii) all notices received by ALC or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and (viii) any Credit Party obtaining knowledge or reason to know that ALC or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

    (g) the enactment or promulgation after the date hereof of any federal, state or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent the any Credit Party has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) having a material effect or relating to the operation of the Network Facilities by ALC or any of its Subsidiaries (including, without limitation, any statutes, decisions or orders affecting long distance telecommunication resellers generally and not directed against ALC or any of its Subsidiaries specifically) which have been issued or adopted (or which have been proposed) and which could reasonably be expected to have a Material Adverse Effect; or

    (h)  any event which makes any of the representations set forth in Section
6.1 inaccurate in any material respect.

    SECTION 7.6. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party to any Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects based on the applicable Credit Party's knowledge thereof.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

    Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, each Credit Party will, and will cause each of its Subsidiaries to:

    SECTION 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

    SECTION 8.2. Maintenance of Property. Protect and preserve all properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings (reasonable wear and tear excepted), equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgement of the Credit Parties for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    SECTION 8.3. Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Credit Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

    SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

    SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that ALC or such Subsidiary may contest any item described in clauses (a) and (b) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

    SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in material compliance with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case applicable or necessary to the conduct of its business.

    SECTION 8.7. Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with, and use its best efforts to ensure such compliance by all of its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and timely comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; and (c) defend, indemnify and hold harmless the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of ALC or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of the party seeking indemnification therefor.

    SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code; furnish to the Credit Agent upon the Credit Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Credit Agent; and operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.

    SECTION 8.9. Compliance With Agreements. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that ALC or such Subsidiary may contest any such lease, agreement or other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

    SECTION 8.10. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and, to the extent permitted by Section 10.4(c), in lines of business reasonably related thereto.

    SECTION 8.11. Visits and Inspections. Upon reasonable notice therefrom and during normal business hours, permit representatives of any of the Agents from time to time and, upon the occurrence and during the continuation of an Event of Default, any Lender, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

    SECTION 8.12. Material Subsidiaries. Concurrently with the creation of any Material Subsidiary (a) cause such Material Subsidiary to execute and deliver to the Credit Agent a Subsidiary Guaranty; provided, that if such Material Subsidiary is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia (a "Foreign Material Subsidiary"), in lieu of delivering a Subsidiary Guaranty, the Credit Parties shall pledge or cause to be pledged to the Credit Agent for the ratable benefit of the Agents and Lenders 65% of the capital stock of such Foreign Material Subsidiary (which capital stock shall have ordinary voting power to elect a majority of the board of directors of the pledgee) upon terms and pursuant to a pledge agreement acceptable to the Credit Agent and the Required Lenders, and (b) cause to be delivered to the Credit Agent such other documents as the Credit Agent shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel addressed to the Agents and Lenders with respect to such Subsidiary Guarantee or pledge agreement and any opinion of counsel delivered in connection with a related acquisition, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 5.2.

    SECTION 8.13. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as any Agent or Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure each Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                              FINANCIAL COVENANTS

    Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, ALC and its Subsidiaries on a Consolidated basis will not:

    SECTION 9.1. Maximum Leverage Ratio. As of the end of each fiscal quarter during the applicable period set forth below, permit the ratio (the "Leveraged Ratio") of (a) Total Debt as of such fiscal quarter end to (b) Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end, to exceed the corresponding ratio set forth below:

            Period                              Ratio
            ------                              -----
         Closing Date through
           December 31, 1996                2.50 to 1.00
         Fiscal Year    1997                2.25 to 1.00
         Fiscal Year    1998                2.00 to 1.00
         Fiscal Year    1999                1.75 to 1.00

    SECTION 9.2. Minimum Debt Service Coverage Ratio. As of the end of each fiscal quarter on and after the Closing Date, permit the ratio of (a) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end, to (b) Debt Service for such period, to be less than 1.50 to 1.00.

    SECTION 9.3. Fixed Charge Coverage Ratio. As of the end of each fiscal quarter on and after the Closing Date, permit the ratio of (a) (i) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end minus (ii) the sum of Capital Expenditures during such period and income and franchise taxes paid or payable in cash during such period, to (b) Fixed Charges for such period, to be less than 1.25 to 1.00.

    SECTION 9.4. Minimum Net Worth. Permit Consolidated Net Worth at any time to be less than (a) $100,000,000 plus (b) fifty percent (50%) of Consolidated Net Income of ALC and its Subsidiaries as of each fiscal quarter end occurring after the Closing Date plus (c) one hundred percent (100%) of the aggregate net cash proceeds of any offering of capital stock of ALC or any of its Wholly-Owned Subsidiaries received thereby after the Closing Date. For the purposes of this Section 9.4, the minimum required

Consolidated Net Worth shall not be reduced if Consolidated Net Income as of any fiscal quarter end is less than zero.


                                   ARTICLE X

                               NEGATIVE COVENANTS

    Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, ALC has not and will not permit any of its Subsidiaries to:

    SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except (a) the Obligations, (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Managing Agents, (c) Subordinated Debt, the net proceeds of which are utilized to repay the Obligations and permanently reduce the Aggregate Commitment by the amount of such net proceeds, (d) existing Debt set forth on Schedule 6.1(t) as of the Closing Date and the renewal and refinancing (but not the increase) thereof, (e) Debt of ALC and its Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $25,000,000 on any date of determination, (f) purchase money Debt of ALC and its Subsidiaries in an aggregate amount not to exceed $20,000,000 on any date of determination, (g) Debt consisting of Contingent Obligations permitted by Section 10.2, and (h) unsecured Debt of ALC and its Subsidiaries in an aggregate amount not to exceed $15,000,000 on any date of determination; provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of ALC or any of its Subsidiaries to make any payment to the Borrower (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

    SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except (a) Contingent Obligations in favor of the Credit Agent for the benefit of the Agents and the Lenders, (b) Contingent Obligations in an aggregate amount not to exceed $5,000,000 to secure payment or performance of customer service contracts incurred in the ordinary course of business, (c) Contingent Obligations in respect of Network Agreements and Network Facilities incurred in the ordinary course of business, (d) Contingent Obligations in an aggregate amount not to exceed $15,000,000 incurred as a general or joint venture partner in connection with any investment in a partnership or joint venture permitted pursuant to
Section 10.4, (e) Contingent Obligations not covered by clauses (b), (c) or (d) of this Section incurred in connection with an acquisition permitted by Section 10.4(c) in an aggregate amount not to exceed $15,000,000, and (f) Contingent Obligations consisting of guarantees by a Subsidiary of any Debt of ALC, the Borrower or any other Subsidiary which Debt is permitted to be incurred hereunder.

    SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

    (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

    (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

    (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $2,000,000) under customer service contracts;

    (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

    (e) Liens of the Credit Agent for the benefit of the Agents and the Lenders;

    (f)  Existing liens described on Schedule 10.3;

    (g)  Liens securing Debt permitted under Section 10.1(e); and

    (h) Liens securing Debt permitted under Section 10.1(f); provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related Capital Asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

    SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

    (a) loans or advances by any Subsidiary to ALC, the Borrower or any other Subsidiary, and the other existing loans, advances and investments described on
Schedule 10.4;

    (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

    (c) investments by ALC or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements: (i) the Person to be acquired shall be a provider of long distance telephone service or related communications business, (ii) ALC or any Wholly-Owned Subsidiary thereof shall be the surviving Person and no Change in Control shall have been effected thereby, (iii) the Credit Parties shall have demonstrated pro forma compliance with each covenant contained in Articles VIII, IX and X hereof prior to consummating the acquisition, (iv) a description of the acquisition shall have been delivered to the Managing Agents at least fifteen
(15) Business Days prior to the consummation of the acquisition, (v) if such acquisition causes the aggregate fair market value of the consideration provided by ALC or any Subsidiary in connection with all acquisitions permitted in this Section 10.4(c) and investments referred to in Section 10.4(d) during the immediately preceding four (4) fiscal quarter period to exceed

$75,000,000, the Required Lenders shall have consented to such acquisition,
(vi) a Subsidiary Guaranty executed by the Person acquired in connection with such acquisition shall be delivered to the Credit Agent upon the consummation thereof in accordance with Section 8.12 if such acquired Person is a Material Subsidiary and (vii) if the total fair market value of the consideration paid by the acquiror in connection with such acquisition exceeds $15,000,000 or causes the aggregate fair market value of the consideration paid by ALC or any Subsidiary thereof in connection with all acquisitions during the immediately preceding four (4) full fiscal quarters to exceed $30,000,000, the Borrower shall provide evidence satisfactory to the Agent and Required Lenders of receipt of all Governmental Approvals required to be obtained in connection with such acquisition; and

    (d) investments by ALC or any Subsidiary thereof in joint venture and other partnership interests in an aggregate amount not to exceed $75,000,000 during the term of this Agreement.

    SECTION 10.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except
(a) any Wholly-Owned Subsidiary of ALC which is not a Material Subsidiary may be liquidated, wound-up or dissolved, (b) any Wholly-Owned Subsidiary of ALC may merge with ALC or any other Wholly-Owned Subsidiary of ALC; provided, that if any such merger involves the Borrower, the Borrower shall be the surviving entity and (c) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c).

    SECTION 10.6. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

    (a)  the sale of inventory in the ordinary course of business;

    (b) the sale of obsolete assets no longer used or usable in the business of ALC or any of its Subsidiaries;

    (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

    (d) the transfer by any Subsidiary of any of its property to any other Subsidiary, ALC or the Borrower; and

    (e) any other asset sale; provided that (i) no Default or Event of Default shall exist or would be created thereby and (ii) on the date of consummation of any such sale, the aggregate gross proceeds of all such asset sales (including, on a pro forma basis, the proposed sale) during the period of four (4) consecutive fiscal quarters ending on, or most recently ended prior to, such date would not exceed ten percent (10%) of Operating Cash Flow of ALC and its Subsidiaries for such period.

    SECTION 10.7. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any material change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that
(a) any Credit Party may pay dividends in shares of its own capital stock, (b) any Subsidiary may pay dividends or make other distributions in respect of its capital stock to any Credit Party or another Subsidiary, (c) any Subsidiary may make payments on any Debt or other obligation owed to any other Subsidiary or any Credit Party which Debt or other obligation is permitted hereunder, and (d) the Credit Parties may pay cash dividends and may redeem or repurchase shares of their respective capital stock (i) in an aggregate amount not to exceed thirty percent (30%) of cumulative Consolidated Net Income after the Closing Date and (ii) if at the time of such payment, redemption or repurchase, no Default or Event of Default shall exist or would be created thereby.

    SECTION 10.8. Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

    SECTION 10.9. Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Required Lenders and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not its Affiliate.

    SECTION 10.10. Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

    SECTION 10.11. Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt; or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt, except that the Subordinated Notes may be redeemed in part by the Borrower (i) at any time after May 15, 1998 in accordance with the terms of the form of Subordinated Note attached as Exhibit A to the Indenture in an aggregate amount not to exceed $10,000,000 in any consecutive four (4) calendar quarter period and (ii) with any Excess Proceeds (as defined in the Indenture) in accordance with Section 4.13(b) thereof.

    SECTION 10.12. Compliance with ERISA. (a) Permit the occurrence of any Termination Event which would result in a liability to ALC or any ERISA Affiliate in excess of $250,000 (b) permit the present value of all benefit liabilities under all Pension Plans (determined under the actuarial assumptions used for Code and ERISA funding purposes) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $250,000; (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; (d) fail to make any contribution or payment to any Multiemployer Plan which ALC or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $250,000; (e) engage, or permit ALC or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $250,000 is imposed; (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to ALC or any ERISA Affiliate or increase the obligation of ALC or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to ALC or any ERISA Affiliate; or (g) fail, or permit ALC or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.

    SECTION 10.13. Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants materially more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.




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                                   ARTICLE XI

                             UNCONDITIONAL GUARANTY


    SECTION 11.1. Guaranty of Obligations of Borrower. The Guarantor hereby unconditionally guarantees to the Credit Agent for the ratable benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Agent or Lender or acquired by any Agent or Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to any Agent or Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

    SECTION 11.2. Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which ALC or any Subsidiary thereof is or may become a party, (b) the absence of any action to enforce this Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Credit Agent or any Lender with respect to any of the provisions of this Guaranty, this Agreement or any other Loan Document, (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Credit Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or




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

similar law), or at law or in equity, or otherwise, to compel the Credit Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Credit Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, the Guarantor, any Subsidiary Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Credit Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Credit Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Credit Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Agents and Lenders would decline to enter into this Agreement.

    SECTION 11.3. Demand by the Credit Agent. In addition to the terms set forth in Section 11.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Credit Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Credit Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Credit Agent or at the address referenced herein for the giving of notice to the Credit Agent or at any other address that may be specified in writing from time to time by the Credit Agent.

    SECTION 11.4. Waivers. In addition to the waivers contained in Section 11.2, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Credit Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or




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

defenses of any kind against the Credit Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

    SECTION 11.5. Modification of Loan Documents etc. If the Credit Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents (other than an amendment to the Credit Agreement executed pursuant to Section 2.6 increasing the Aggregate Commitment), (d) extend or waive the time for performance by the Guarantor, any Subsidiary Guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Credit Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor, the Subsidiary Guarantors or the Borrower to any Agent or the Lenders, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, the Subsidiary Guarantors or the Borrower to any Agent or Lender, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, the Subsidiary Guarantors or the Borrower are subordinated to the claims of any Agent or Lender or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor, the Subsidiary Guarantors or the Borrower to any Agent or Lender on account of the Obligations in such manner as the Credit Agent or any Lender shall determine in its reasonable discretion; then neither the Credit Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

    SECTION 11.6. Reinstatement. The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Agent or Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surren-




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

dered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

    SECTION 11.7. No Subrogation. Until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Credit Agent or the Lenders against the Borrower or any Collateral which the Credit Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Credit Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Credit Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Credit Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.


                                  ARTICLE XII

                              DEFAULT AND REMEDIES

    SECTION 12.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

    (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

    (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of




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

acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

    (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Credit Parties or any of their Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

    (d) Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 7.5(e) or 8.12 or Articles IX or X of this Agreement.

    (e) Default in Performance of Other Covenants and Conditions. Any Credit Party or Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Credit Agent.

    (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within ten
(10) Business Days of the due date thereof.

    (g) Debt Cross-Default. ALC or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $5,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

    (h) Other Cross-Defaults. ALC or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract the breach of which could reasonably be expected to have a Material Adverse Effect unless, but only as long as, the existence of any such default is being contested by ALC or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect




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thereof have been established on the books of ALC or such Subsidiary to the extent required by GAAP.

    (i) Change in Control. (a) Any person or group of persons (within the meaning of Section 13(d) of the Exchange Act) other than current management thereof, shall obtain "beneficial ownership" (within the meaning of Rule 13d-3 of the Exchange Act, except that a Person shall have been deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is excerisable immediately or only after the passage of time) in one or more series of transactions of more than forty percent (40%) of the common stock and forty percent (40%) of the voting power of ALC entitled to vote in the election of members of the board of directors of ALC or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating ALC to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein or (b) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than ALC, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock and fifty percent (50%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under the Indenture or other instrument evidencing any Debt in excess of $5,000,000 any "change in control" (as defined in such Indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event referred to in clause (a) or (b), a "Change in Control").

    (j)  Voluntary Bankruptcy Proceeding.  ALC or any Subsidiary thereof shall
(i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest within sixty (60) days of the filing thereof any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

    (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against ALC or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or




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(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for ALC or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or Subsidiary Guarantor or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or
Section 412 of the Code, ALC or any ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event; or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

         (n) Judgment. A judgment or order for the payment of money which exceeds $5,000,000 in amount shall be entered against the ALC or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         (o) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the ALC or any of its Subsidiaries which exceeds $5,000,000 in value and such warrant or process shall continue undischarged or unstayed for a period of thirty (30) days.

         (p) Loss of Approval. Any FCC License or PUC Authorization of ALC or any Subsidiary thereof shall expire, terminate, be canceled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect.

         SECTION 12.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Credit Agent


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may, or upon the request of the Required Lenders, the Credit Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agents under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(j) or
(k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 12.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agents and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agents and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any



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single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Credit Parties, the Agents and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. In addition, any election of remedies which results in the denial or impairment of the right of the Credit Agent to seek a deficiency judgment against the Borrower shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

         SECTION 12.4. Consents. The Credit Parties acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Agents or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of the FCC or a PUC. If counsel to any Agent reasonably determines that the consent of the FCC or a PUC is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Agents or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Credit Parties, at their sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with the Agents and the Lenders in any action commenced by any Agent or Lender to secure such consent.


                                  ARTICLE XIII

                                   THE AGENTS

         SECTION 13.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Credit Agent and Managing Agent and Syndication Agent of such Lender and Bank One as Administrative Agent and Managing Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Credit Agent, Managing Agent and Syndication Agent, and Bank One as Administrative Agent and Managing Agent, respectively, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against such Agent.
To the extent any provision of this Agreement permits action by any Agent, such Agent shall, subject to the provisions of Section 14.11 hereof and of



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this Article XIII, take such action if directed in writing to do so by the
Required Lenders.

         SECTION 13.2. Delegation of Duties. Each of the Agents may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

         SECTION 13.3. Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Credit Parties or any of their Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Credit Parties or any of their Subsidiaries.

         SECTION 13.4. Reliance by Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by any Agent. Each of the Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10 hereof. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct.



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

Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 13.5. Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Credit Agent who shall promptly give notice thereof to the Lenders. The Credit Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Credit Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 13.6. Non-Reliance on Such Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Credit Parties or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder or by the other Loan Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties or any of their Subsidiaries which may come into the possession of such Agent or any of its respective



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

officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 13.7. Indemnification. The Lenders agree to indemnify the Credit Agent, Administrative Agent, Syndication Agent and the Managing Agents in their capacities as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against any such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 13.8. Each of the Agents in Its Individual Capacity. Each Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Credit Party as though such Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Credit Agents, Administrative Agent, Syndication Agent and the Managing Agents in their individual capacity.

         SECTION 13.9. Resignation of Agents; Successor Agents. Subject to the appointment and acceptance of a successor as provided below, the Credit Agent or Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Credit Agent or Administrative Agent, as the case may be, which successor shall have minimum capital and surplus of at least $500,000,000 and be consented to by the Borrower, such consent not to be unreasonably withheld. If no successor Credit Agent or Administrative Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a



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

successor Credit Agent or Administrative Agent, as the case may be, which successor shall have minimum capital and surplus of at least $500,000,000.
Upon the acceptance of any appointment as Credit Agent or Administrative Agent hereunder by a successor Credit Agent or Administrative Agent, as the case may be, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Credit Agent or Administrative Agent, as the case may be, the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Credit Agent or Administrative Agent, as the case may be.

         SECTION 13.10 Credit and Administrative Agent. The Credit Agent and Administrative Agent hereby agree that with respect to any amendment, modification or waiver of this Agreement and the other Loan Documents, the Credit Agent shall be responsible for the preparation, documentation and execution thereof. In addition, with respect to any action or decision requiring consent or approval of any Lenders, the Credit Agent shall be responsible for obtaining such consent or approval.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.1.  Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower                Allnet Communication Services, Inc.
         or ALC:                           30300 Telegraph Road
                                           Bingham Farms, Michigan  48025-4510
                                           Attention:  David J. Thomas
                                           Telephone No.:  (810) 433-4312
                                           Telecopy No.:   (810) 433-5393

         With copies to:                   Jaffe, Raitt, Heuer & Weiss
                                           Suite 2400, One Woodward Avenue
                                           Detroit, Michigan  48226
                                           Attention:  Ralph R. Margulis
                                           Telephone No.:  (313) 961-8380
                                           Telecopy No.:   (313) 961-8358

         If to First Union as              First Union National Bank of
         Credit Agent,                     North Carolina
         Managing Agent,                   One First Union Center, TW-19
         Syndication Agent                 301 S. College Street
         or Lender:                        Charlotte, North Carolina  28288-0735
                                           Attention:  Bruce B. Levy
                                           Telephone No.:  (704) 383-5292
                                           Telecopy No.:   (704) 374-4092


         If to Bank One as                 Bank One, Columbus, NA
         Administrative Agent,             100 East Broad Street
         Managing Agent, Issuing           Columbus, Ohio  43271-0209
         Lender or Lender:                 Attention: Douglas H. Klamfoth
                                           Telephone No.: (614) 248-5839
                                           Telecopy No.:  (614) 248-5518

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 14.2. Expenses. (a) The Borrower will pay all out-of-pocket expenses of (i) the Credit Agent in connection with the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all out-of-pocket syndication and due diligence expenses, appraiser's fees, search fees, title insurance premiums, recording fees, taxes and reasonable fees and disbursements of counsel for the Credit Agent; (ii) the Credit Agent in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Agents, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (iii) the Agents in connection with administering the Credit Facility, including consulting with one or more Persons, including appraisers, accountants, engineers and


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

attorneys, concerning or related to the nature, scope or value of any right or remedy of any Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons.

         (b) The Guarantor agrees that it will reimburse the Credit Agent, each Agent and each Lender for all expenses (including reasonable attorneys fees and expenses) incurred by the Credit Agent, each Agent or Lender in connection with the obligations of the Guarantor under the Guaranty and any other Loan Documents and all expenses (including reasonable attorneys fees and expenses) incurred by the Credit Agent, any Agent or any Lender in connection with the enforcement of the Guaranty, in each case upon the occurrence and during the continuation of an Event of Default.

         SECTION 14.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Credit Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.

         SECTION 14.4. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 14.5. Consent to Jurisdiction. The Credit Parties hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Credit Parties hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Agent or Lender in connection with this


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

Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of any Agent or Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of any Agent or Lender to bring any action or proceeding against any Credit Party or its properties in the courts of any other jurisdictions.

         SECTION 14.6. WAIVER OF JURY TRIAL. EACH AGENT, LENDER AND EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 14.7. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent or other Agent for the ratable benefit of the Lenders (or the other Agents) or the Administrative Agent or other Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by any Agent.

         SECTION 14.8. Injunctive Relief. The Credit Parties recognize that, in the event the Credit Parties fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Credit Parties agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 14.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Credit Parties or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Credit Agent to the contrary agreed to by the Credit Parties, be performed in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Credit Party's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be


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

followed in defining such accounting terms only from and after the date the Credit and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 14.10.  Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, each Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Credit Party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Nothing set forth in the Guaranty shall impair, as between the Borrower, the Agents and the Lenders, the obligations of the Borrower hereunder and under the other Loan Documents.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Agents, and as long as no Event of Default has occurred and is continuing, with the consent of the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

              (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

             (ii) the Commitment so assigned shall not be less than $10,000,000;

            (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

             (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

              (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Accep-



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

tance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

              (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

             (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or their Subsidiaries or the performance or observance by the Credit Parties and their Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;

            (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1(o) and the most recent financial statements delivered to the Assignor pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

             (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

              (v) such assignee confirms that it is an Eligible Assignee;

             (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

            (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Agents and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit E:

              (i) accept such Assignment and Acceptance;

             (ii) record the information contained therein in the Register;

            (iii) give prompt notice thereof to the Lenders and the Borrower;
         and

             (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may, with the consent of the Agents and, as long as no Event of Default has occurred and is continuing, with the consent of the Borrower, which consents shall not be unreasonably withheld, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Extensions of Credit and the Notes held by it); provided that:

              (i) each such participation shall be in an amount not less than $5,000,000;

             (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

              (v) the Credit Parties, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

             (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or, except as expressly contemplated hereby or thereby, release any Collateral or Security Document;

            (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state; and

           (viii) no Borrower consent shall be required in connection with the grant of any participation by a Lender to an Affiliate thereof.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Credit Parties furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Credit Parties or such Lender



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

(which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Credit Parties received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 14.11.  Amendments, Waivers and Consents; Renewal.

         (a) Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Credit Agent with the consent of the Required Lenders) and delivered to the Credit Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (i) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.6 or Section 2.7), (ii) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (iii) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (iv) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (v) release any Collateral or Security Document (other than release of a Subsidiary Guaranty of the non-surviving Subsidiary Guarantor in connection with a merger of any Subsidiary Guarantor into another Subsidiary Guarantor or the Borrower) or (vi) amend the provisions of Section 2.5(b), this Section 14.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XIII shall be made without the written consent of the affected Agents.

         SECTION 14.12. Performance of Duties. The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the applicable Credit Party at its sole cost and expense.

         SECTION 14.13. Indemnification. Each of the Borrower and the Guarantor agrees to reimburse each Agent and the Lenders for all reasonable costs and expenses, including reasonable counsel, appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold each Agent and the Lenders harmless from and against all losses suffered by such Agent and the Lenders in connection with (i) the exercise by the Agents or the Lenders of any right or remedy granted to them under this Agreement or any of the other Loan Documents upon the occurrence and during the continuation of an Event of Default, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents,



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

and (iii) the collection or enforcement of the Obligations or any of them; provided, that the Borrower shall not be obligated to reimburse any Agent or any Lender for costs and expenses, or indemnify any Agent or any Lender for any loss, resulting from the gross negligence or willful misconduct of such Agent or Lender.

         SECTION 14.14. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, each Agent and any Persons designated by such Agent or Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 14.15. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

         SECTION 14.16. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.17. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.19. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 14.20. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any Collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                           ALLNET COMMUNICATION SERVICES, INC.

                                           By: /s/ David J. Thomas
                                              Name: Vice President, Treasurer
                                              Title: Vice President, Treasurer


[CORPORATE SEAL]                           ALC COMMUNICATIONS CORPORATION

                                           By: /s/ David J. Thomas
                                              Name: David J. Thomas
                                              Title: Vice President, Treasurer



                                           FIRST UNION NATIONAL BANK OF NORTH
                                           CAROLINA, as Credit Agent, Managing
                                           Agent, Syndication Agent and Lender

                                           By: /s/ Bruce B. Levy
                                              Name: Bruce B. Levy
                                              Title: Vice President

                                           Commitment Percentage:  28.5714%
                                           Commitment:  $30,000,000


                                           BANK ONE, COLUMBUS, NA, as
                                           Administrative Agent, Managing Agent
                                           and Lender

                                           By: /s/ Douglas H. Klamfoth
                                              Name: Douglas H. Klamfoth
                                              Title: Vice President

                                           Commitment Percentage:  28.5714%
                                           Commitment:  $30,000,000

                                           COMERICA BANK
                                           By: /s/ David C. Bird
                                              Name: David C. Bird
                                              Title: Vice President

                                           Commitment Percentage:  23.8095%
                                           Commitment:  $25,000,000



                                           STAR BANK, NA

                                           By: /s/ Nancy J. Cracolice
                                              Name: Nancy J. Cracolice
                                              Title: Vice President

                                           Commitment Percentage:  19.0476%
                                           Commitment:  $20,000,000

                                   EXHIBIT A
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                   as Managing Agent and Administrative Agent


                             REVOLVING CREDIT NOTE


$___________                                                   January ___, 1995

         FOR VALUE RECEIVED, the undersigned, ALLNET COMMUNICATION SERVICES, INC., a corporation organized under the laws of Michigan (the "Borrower"), hereby promises to pay to the order of _______________________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to ______________________ Dollars ($___________), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Lenders under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of the Credit Agreement.

         This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of January __, 1995 as amended or supplemented from time to time (the "Credit Agreement") by and among the Borrower, ALC Communications Corporation, as Guarantor, the lenders (including the Bank) party thereto (the "Lenders"), First Union National Bank of North Carolina, as Managing Agent and Credit Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

         The Debt evidenced by this Note is "Designated Senior Indebtedness" as defined in the Indenture and is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                        ALLNET COMMUNICATION SERVICES, INC.

[CORPORATE SEAL]

                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

                                   EXHIBIT B
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                   as Managing Agent and Administrative Agent


                              NOTICE OF BORROWING


Bank One, Columbus, NA,
  as Administrative Agent
100 East Broad Street
Columbus, Ohio  43271-0209
Attn: Douglas H. Klamfoth

Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you under Section
2.2 (a) of the Credit Agreement dated as of January __, 1995 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Allnet Communication Services, Inc. ("the Borrower"), ALC Communications Corporation, as Guarantor, the lenders party thereto (the "Lenders"), First Union National Bank of North Carolina, as Managing Agent and Credit Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent.

         1. The Borrower hereby requests that the Lenders make a Loan in the aggregate principal amount of $___________ (the "Loan). (FOR LIBOR RATE LOANS COMPLETE WITH AN AMOUNT EQUAL TO AT LEAST $5,000,000 AND ANY INTEGRAL MULTIPLE OF $1,000,000 IN EXCESS THEREOF AND FOR BASE RATE LOANS COMPLETE WITH AN AMOUNT EQUAL TO $1,000,000 AND ANY INTEGRAL MULTIPLE OF $500,000 IN EXCESS THEREOF.)

         2. The Borrower hereby requests that the Loan be made on the following Business Day: _____________________. (COMPLETE WITH A DATE ON OR AFTER THE DATE OF THIS NOTICE FOR A BASE RATE LOAN AND AT LEAST THREE (3) BUSINESS DAYS AFTER THE DATE OF THIS NOTICE FOR A LIBOR RATE LOAN.)

          3. The Borrower hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:
(CHECK ONE.)

         Principal Component          Interest          Interest
               of Loan                   Rate             Period
         -------------------          --------       (LIBOR Rate only)
                                                     -----------------
                                      [Base Rate or  [One, two, three
                                      LIBOR Rate]    or six months]

          4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

          5. The obligations of the Borrower set forth in the Credit Agreement and the other Loan Documents are valid, binding and enforceable obligations of the Borrower as of the date hereof, both before and after giving effect to the Loan requested herein.

          6. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

          7. No Default or Event of Default exists, and none will exist upon the making of the Loan requested herein.

          8. The representations and warranties of the Credit Parties under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the Loan requested herein.

          9. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing this ____ day of _______, 19__.


                                        ALLNET COMMUNICATION SERVICES, INC.



                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                   EXHIBIT C
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                   as Managing Agent and Administrative Agent


                       NOTICE OF CONVERSION/CONTINUATION


Bank One, Columbus, NA,
  as Administrative Agent
100 East Broad Street
Columbus, Ohio  43271
Attn:  _______________________

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation is delivered to you under Section 4.2 of the Credit Agreement dated as of January _ , 1995 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Allnet Communication Services, Inc. ("the Borrower"), ALC Communications Corporation, as Guarantor, the lenders party thereto (the "Lenders"), First Union National Bank of North Carolina, as Managing Agent and Credit Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent.

          1. This Notice of Conversion/Continuation is submitted for the purpose of: (Check one and complete applicable information.)

          / /    Converting a Base Rate Loan into a LIBOR Rate Loan

                 (a) The aggregate outstanding principal balance of such Loan is $_______________.

                 (b) The principal amount of such Loan to be converted is $_______________. (Complete with an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.)

                 (c) The requested effective date of the conversion of such Loan is _______________. (Complete with a Business Day at least three (3) Business Days after the date of this Notice.)

                 (d) The requested Interest Period applicable to the converted Loan is _______________. (Complete with a period of one (1), two (2), three (3) or six (6) months.)

          / /    Converting a LIBOR Rate Loan into a Base Rate Loan

                 (a) The aggregate outstanding principal balance of such Loan is $_______________.

                 (b) The last day of the current Interest Period for such Loan is _______________.

                 (c) The principal amount of such Loan to be converted is $_______________. (Complete with an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof.)

                 (d) The requested effective date of the conversion of such Loan is _______________. (Complete with a Business Day which is the same date as that listed in
                          (b) above and which shall be at least three (3) Business Days after the date of this Notice.)

          / /    Continuing a LIBOR Rate Loan as a LIBOR Rate Loan

                 (a) The aggregate outstanding principal balance of such Loan is $_______________.

                 (b) The last day of the current Interest Period for such Loan is _______________.

                 (c) The principal amount of such Loan to be continued is $_______________. (Complete with an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.)

                 (d) The requested effective date of the continuation of such Loan is _______________. (Complete with a Business Day which is the same date as that listed in
                          (b) above and which shall be at least three (3) Business Days after the date of this Notice.)

                 (e) The requested Interest Period applicable to the continued Loan is _______________. (Complete with a period of one (1), two (2), three (3) or six (6) months.)

          2. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

          3. The obligations of the Borrower set forth in the Credit Agreement and the Loan Documents are valid, binding and enforceable obligations of the Borrower as of the date hereof, both before and after giving effect to the conversion or continuation of the Loan requested herein.

          4. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the

Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

          5. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

          6. The representations and warranties of the Credit Parties under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the conversion or continuation of the Loan requested herein.

          7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this ____ day of __________, 19__.


                                        ALLNET COMMUNICATION SERVICES, INC.



                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                   EXHIBIT D
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                   as Managing Agent and Administrative Agent


                        OFFICER'S COMPLIANCE CERTIFICATE


         The undersigned, on behalf of Allnet Communication Services, Inc., a corporation organized under the laws of Michigan (the "Borrower"), hereby certifies to First Union National Bank of North Carolina, as Managing Agent and Credit Agent ("First Union"), and Bank One, Columbus, NA, as Managing Agent and Administrative Agent ("Bank One"), as follows:

         1. This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of January __, 1995 (as amended or supplemented from time to time, the "Credit Agreement"), by and among the Borrower, ALC Communications Corporation, as Guarantor ("ALC"), the lenders party thereto (the "Lenders"), First Union, and Bank One. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of ALC and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present the financial condition of ALC and its Subsidiaries and of the Borrower and its Subsidiaries, as applicable, as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Credit Agreement, the Note and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of ALC and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Credit Parties have taken, are taking and propose to take with respect thereto]].

         4. The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Credit Parties and their Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Credit Parties and their Subsidiaries are in compliance with the other covenants and restrictions contained in Articles VIII and X of the Credit Agreement.


         WITNESS the following signatures as of the _____ day of _________, 199__.


                                           ALC COMMUNICATIONS CORPORATION



                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________


                                           ALLNET COMMUNICATION SERVICES, INC.



                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                   Schedule 1

A.       Leverage Ratio
         --------------

         1.      Total Debt as of the immediately
                 preceding fiscal quarter end                 1 _______

         2.      Consolidated Operating Cash
                 Flow for the period of four
                 (4) consecutive fiscal quarters
                 ending on such fiscal quarter
                 end

                 (a)      Consolidated Net Income
                          for such period                  2(a) _______

                 (b)      Plus:  The sum of the
                          following for such period
                          to the extent deducted in
                          the determination of such
                          Net Income:  (i) income
                          and franchise taxes, (ii)
                          Interest Expense, and
                          (iii) amortization and
                          depreciation and other
                          non-cash charges                 2(b) _______

                 (c)      Less:  The sum of the
                          following for such period:
                          (i) interest income, (ii)
                          non-cash income, (iii) any
                          items of gain (or plus any
                          non-cash items of loss)
                          included in the determi-
                          nation of Net Income and
                          not realized in the ordinary
                          course of business               2(c) _______

                 (d)      Add lines 2(a) and 2(b)
                          and subtract line 2(c)           2(d) _______

         3.      Leverage Ratio:  Divide line 1
                 by line 2(d)                                          3 _______

         4.      Maximum Ratio Permitted by
                 Section 9.1 as of the date
                 hereof                                                4 _______

B.       Debt Service Coverage Ratio
         ---------------------------

         1.      Consolidated Operating Cash Flow
                 for the period of four (4) consec-
                 utive fiscal quarters as of the
                 ending on the immediately preceding
                 fiscal quarter end (from line 2(d)
                 of Part A)                                   1 _______


         2.      Debt Service:  The sum of the
                 following calculated without
                 duplication on a Consolidated
                 basis for such period.

                 (a)      All payments of principal
                          or similar payments required
                          to be paid with respect to
                          Total Debt                       2(a) _______

                 (b)      Plus:  Interest Expense
                                                           2(b) _______

                 (c)      Add lines 2(a) and 2(b)          2(c) _______


         3.      Debt Service Coverage Ratio:
                 Divide line 1(d) by line 2(c)                         3 _______

         4.      Minimum Permitted Ratio per
                 Section 9.2                                             1.50 to
                                                                         1.00.

C.       Fixed Charge Coverage Ratio

         1.      Consolidated Operating Cash Flow
                 for the period of four (4) consec-
                 utive fiscal quarters as of the
                 ending on the immediately preceding
                 fiscal quarter end (from line 2(d)
                 of Part A)                                   1 _______

         2.      Less:  The sum of the following
                 calculated without duplication
                 for such period

                 (a)      Capital Expenditures
                                                           2(a) _______

                 (b)      Income and franchise taxes
                          paid or payable in cash
                                                           2(b) _______

                 (c)  Add lines 2(a) and 2(b)              2(c) _______

         3.      Add lines 1(d) and 2(c)                      3 _______


         4.      Fixed Charges for such period.

                 (a)  All principal payments or
                      similar amounts required to
                      be paid respect to Total
                      Debt                                 4(a) _______

                 (b)  Plus:  Interest Expense
                      required to be paid                  4(b) _______

                 (c)  Plus:  Total cash dividends
                      paid by ALC                          4(c) _______

                 (d)  Plus:  All payments in
                      respect of any retirement,
                      redemption or other acqui-
                      sition of the capital stock
                      of ALC and its Subsidiaries          4(d) _______

                 (e)  Add lines 4(a), 4(b), 4(c),
                      and 4(d)                             4(e) _______

         5.      Fixed Charge Coverage Ratio:
                 Divide line 3 by line 4(e)                            5 _______

         6.      Maximum Permitted Ratio per
                 Section 9.3                                             1.25 to
                                                                         1.00

D.       Net Worth

         1.      Fifty percent (50%) of Consol-
                 idated Net Income of ALC and
                 Subsidiaries as of the immediately
                 preceding fiscal quarter end                 1 _______

         2.      One hundred percent (100%) of
                 the aggregate net cash proceeds
                 of capital stock issuances
                 by ALC and its Wholly-Owned Subsidiaries
                 received thereby after the Closing
                 Date                                         2 _______

         3.      Minimum Net Worth:  Add
                 $100,000,000, line 1, and
                 line 2                                                3 _______

         4.      Actual Net Worth                                      4 _______

E.       Applicable Margin

         1.      Leverage Ratio (as calculated
                 in Part A above)                                      1 _______

         2.      Applicable Margin per Section
                 4.1                                          2 _______

                                   EXHIBIT E
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                   as Managing Agent and Administrative Agent


                           ASSIGNMENT AND ACCEPTANCE

                                Dated _________

         Reference is made to the Credit Agreement dated as of January __, 1995 (as amended or supplemented from time to time, the "Credit Agreement"), by and among Allnet Communication Services, Inc. ("the Borrower"), ALC Communications Corporation, as Guarantor, the lenders party thereto (the "Lenders"), First Union National Bank of North Carolina, as Managing Agent and Credit Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

         ___________________________ (the "Assignor") and ___________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest in and to all of the Assignor's interests, rights and obligations under the Credit Agreement and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 14.10 of the Credit Agreement.

         2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement is $___________, and the outstanding balance of its Commitment Percentage of the L/C Obligations (unreduced by any assignments thereof which have not yet become effective) is $___________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or their Subsidiaries or the performance or observance by the Credit Parties or their Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document; and (iv) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Credit Parties exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

         Revolving Credit Note
         Payable to the Order of:                  Principal Amount of Note:
         ------------------------                  -------------------------
         _____________________                     $_________



         _____________________                     $_________


         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes _________________ to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vii) agrees that it will keep confidential all the information with respect to the Credit Parties furnished to it by the Credit Parties or the Assignor (other than information required or requested to be disclosed by it pursuant to regulatory requirements or legal process; information requested by and disclosed to its auditors, accountants and attorneys, provided that the Assignee shall use its best efforts to have such Persons enter into a confidentiality agreement with respect to such information; and information generally available to the public or otherwise available to the Assignee on a nonconfidential basis).

         4. The effective date for this Assignment and Acceptance shall be ____________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for consent by the Credit Parties and ________________ and acceptance and recording in the Register.

         5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                             ASSIGNOR
                                             ___________________________________

                                             Commitment Percentage ____

                                             By:________________________________
                                             Title:_____________________________


                                             ASSIGNEE
                                             ___________________________________

                                             Commitment Percentage ____
                                             By:________________________________

                                             Title:_____________________________

Acknowledged and Consented to:

ALC COMMUNICATIONS CORPORATION

                                                   [CORPORATE SEAL]

By:____________________________________
   Name:  _____________________________
   Title: _____________________________



ALLNET COMMUNICATION SERVICES, INC.

                                                   [CORPORATE SEAL]

By:____________________________________
   Name:_______________________________
   Title:______________________________



Consented to and Accepted:

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Managing Agent and Credit Agent


By:____________________________________
   Title:______________________________



BANK ONE, COLUMBUS, NA,
  as Managing Agent and Administrative Agent


By:____________________________________
   Title:______________________________

                                   EXHIBIT F
                                       to
                 Credit Agreement dated as of January 20, 1995
                                  by and among
                      Allnet Communication Services, Inc.,
                        ALC Communications Corporation,
                           the Lenders party thereto,
                  First Union National Bank of North Carolina,
             as Managing Agent, Credit Agent and Syndication Agent
                                      and
                            Bank One, Columbus, NA,
                       as Managing Agent and Credit Agent


                        UNCONDITIONAL GUARANTY AGREEMENT


         THIS UNCONDITIONAL GUARANTY AGREEMENT (this "Guaranty"), dated as of __________ __, 199__, made by _______________________, a ________________
corporation (the "Guarantor"), in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("First Union"), as Credit Agent for the ratable benefit of the Agents and Lenders under the Credit Agreement dated January ___, 1995 between Allnet Communication Services, Inc., a ________________ corporation, as Borrower, ALC Communications Corporation, a
________________ corporation ("ALC"), as Guarantor, such Lenders, First Union, as Managing Agent and Credit Agent, and Bank One, Columbus, NA, a national banking association, as Managing Agent and Administrative Agent (as amended or modified, the "Credit Agreement").


                              STATEMENT OF PURPOSE

         Pursuant to the terms of the Credit Agreement, the Lenders have agreed to extend certain credit facilities to the Borrower in the aggregate principal amount of up to the Aggregate Commitment.

         The Borrower, ALC, the Guarantor and each other Subsidiary Guarantor comprise one integrated financial enterprise, and all Extensions of Credit to the Borrower will inure directly or indirectly, to the benefit of the Guarantor.

         In connection with the transactions contemplated by the Credit Agreement, the Lenders have requested, and the Guarantor has agreed to execute and deliver, this Guaranty.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Lenders to continue to make available Extensions of Credit pursuant to the Credit Agreement, it is agreed as follows:

         SECTION 1. Definitions. Capitalized terms used herein (including the preamble hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in the Credit

Agreement to a "Guaranty" or herein to this "Guaranty" shall include and mean this Guaranty, including all amendments and supplements hereto now or hereafter in effect, and references in the Credit Agreement to a Subsidiary Guarantor shall include and mean this "Guarantor."

         SECTION 2. Guaranty of Obligations of Borrower. The Guarantor hereby unconditionally guarantees to the Credit Agent for the ratable benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Agent or Lender or acquired by any Agent or Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to any Agent or Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"); provided, that notwithstanding anything to the contrary contained herein, it is the intention of the Guarantor and the Lenders that the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable at any time to the Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso, then the amount of such excess shall, from and after the time of payment by Guarantor, be reimbursed by the Lenders upon demand by Guarantor. The foregoing proviso is intended solely to preserve the rights of the Credit Agent hereunder against the Guarantor to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrower or any other Guarantor under the Credit Agreement nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws.

         SECTION 3. Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                 (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which ALC or any Subsidiary thereof is or may become a party;

                 (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Credit Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

                 (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Credit Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

                 (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that, subject to the proviso in Section 2 hereof, its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Credit Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Credit Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, the Guarantor, any other Subsidiary Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Credit Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Credit Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Credit Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Agents and Lenders would decline to enter into the Credit Agreement.

         SECTION 4. Demand by the Credit Agent. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Credit Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Credit Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Credit Agent or at the address referenced herein for the giving of notice to the Credit Agent or at any other address that may be specified in writing from time to time by the Credit Agent.

         SECTION 5. Waivers. In addition to the waivers contained in Section 3, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Credit Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Credit Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

         SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Credit Agent, the other Agents and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Agents and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the any Agent or Lender to any Person or Persons, any reference to any "Credit Agent", "Agent" or "Lenders" herein shall be deemed to refer equally to such Person or Persons.

         SECTION 7. Modification of Loan Documents etc. If the Credit Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

                 (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

                 (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                 (c) amend or modify, in any manner whatsoever, the Loan Documents;

                 (d) extend or waive the time for performance by the Guarantor, any other Subsidiary Guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                 (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Credit Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor, any other Subsidiary Guarantor or the Borrower to any Agent or the Lenders;

                 (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other Subsidiary Guarantor or the Borrower to any Agent or Lender;

                 (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other Subsidiary Guarantor or the Borrower are subordinated to the claims of any Agent or Lender; or

                 (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor, any other Subsidiary Guarantor or the Borrower to any Agent or Lender in such manner as the Credit Agent or any Lender shall determine in its reasonable discretion;

then neither the Credit Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

         SECTION 8. Reinstatement. The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the

Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Agent or Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

         SECTION 9. Waiver of Subrogation and Contribution. Until all amounts owing to the Agents and Lenders on account of the obligations are paid in full and the Commitment is terminated, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against the Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Credit Agent or the Lenders against the Borrower or any security or collateral which the Credit Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of any such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Credit Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Credit Agent (duly indorsed by the Guarantor to the Credit Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

         SECTION 10. Representations and Warranties. To induce the Agents and Lenders to execute the Credit Agreement and make any Extensions of Credit, the Guarantor hereby represents and warrants that:

                 (a) the Guarantor has the right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of, this Guaranty;

                 (b) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                 (c) the execution, delivery and performance of this Guaranty will not violate any provision of any Applicable Law or material contractual obligation of the Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any material property or revenues of the Guarantor;

                 (d) except as contemplated in Section 12 hereof, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

                 (e) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby; and

                 (f) the Guarantor has such title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free of any and all Liens of any type whatsoever, except those permitted by Section 10.3 of the Credit Agreement.

         SECTION 11.  Remedies.

         (a) Upon the occurrence of any Event of Default, with the consent of the Required Lenders, the Credit Agent may, or upon the request of the Required Lenders, the Credit Agent shall, enforce against the Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Credit Agent hereunder, under the Loan Documents or otherwise.

         (b) No right or remedy herein conferred upon the Credit Agent is intended to be exclusive of any other right or remedy contained herein or in any other Loan Document or otherwise, and every such right or remedy contained herein and therein or now or hereafter existing at law, or in equity, or by statute, or otherwise shall be cumulative. The Required Lenders may instruct the Credit Agent to pursue, or refrain from pursuing, any remedy available to the Credit Agent at such times and in such order as the Required

Lenders shall determine, and the Required Lenders election as to such remedies shall not impair any remedies against the Guarantor not then exercised. In addition, any election of remedies which results in the denial or impairment of the right of the Credit Agent to seek a deficiency judgment against the Borrower shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

         SECTION 12. Regulatory Approvals. The Guarantor will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Credit Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of the FCC, any PUC or of any other Person deemed necessary or appropriate by the Credit Agent for the effective exercise of any rights under this Guaranty in any jurisdiction. Without limitation of the foregoing, if an Event of Default shall have occurred and be continuing, the Guarantor shall take any action which the Credit Agent may reasonably request in order to transfer and assign to the Credit Agent, or to such one or more third parties as the Credit Agent may designate, or to a combination of the foregoing, each FCC License and PUC Authorization. To enforce the provisions of this Section, the Credit Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC and any applicable PUC an involuntary transfer of control of each such FCC License and PUC Authorization for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Guarantor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Guarantor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, the Guarantor shall further use its best efforts to assist in obtaining approval of the FCC and any applicable PUC, if required, for any action or transactions contemplated by this Guaranty including, without limitation, the preparation, execution and filing with the FCC and any applicable PUC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License and PUC Authorizations or transfer of control necessary or appropriate under the rules and regulations of the FCC or any PUC for the approval of the transfer or assignment of any portion of the assets of the Guarantor, together with any FCC License and applicable PUC Authorizations. Because the Guarantor agrees that the Agents' and Lenders' remedy at law for failure of the Guarantor to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Guarantor agrees that the covenants contained in this Section may be specifically enforced, and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         SECTION 13.      Miscellaneous.

         (a) Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof and may not be amended or supplemented except by a writing signed by the Guarantor and the Credit Agent.

         (b) Headings. Titles and captions of sections and subsections in this Guaranty are for convenience of reference only, and neither limit or amplify the provisions of this Guaranty.

         (c)     Notices.         All notices and communications hereunder
shall be given in accordance with Section 14.1 of the Credit Agreement.

         (d) Binding Effect. This Guaranty shall bind the Guarantor and shall inure to the benefit of the Agents and Lenders and their respective successors and assigns. Subject to Section 14.11 of the Credit Agreement, the Guarantor may not assign this Guaranty or delegate any of its duties hereunder.

         (e) Non-Waiver. The failure of the Credit Agent or any Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Credit Agent or any Lender, nor excuse the Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Lenders must be in writing and signed by the Required Lenders.

         (f) Termination. This Guaranty shall terminate and be of no further force or effect on the date when the Guaranteed Obligations have been indefeasibly paid in full.

         (g) Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         (h) Consent to Jurisdiction. The Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. The Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Credit Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner referenced in Section 13(d). Nothing in this Section 13(i) shall affect the right of the Credit Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Credit Agent or any Lender to bring any action or proceeding against the Guarantor or its properties in the courts of any other jurisdictions.

         (i) Waiver of Jury Trial. THE CREDIT AGENT, EACH AGENT AND LENDER AND THE GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (j) Expenses. The Guarantor agrees that it will reimburse the Credit Agent, each Agent and each Lender for all expenses (including reasonable attorneys fees and expenses) incurred by the Credit Agent, such Agent or Lender in connection with the obligations of the Guarantor under this Guaranty and any other Loan Documents and all expenses (including reasonable attorneys fees and expenses) incurred by the Credit Agent, any Agent or any Lender in connection with the enforcement of this Guaranty, in each case upon the occurrence and during the continuation of an Event of Default.

         (k) Indemnities. The Guarantor agrees to hold the Credit Agent, each Agent and the Lenders harmless from and against all losses suffered by the Agents and the Lenders in connection with (i) the exercise by the Lenders of any right or remedy granted to them under this Guaranty upon the occurence and during the continuation of an Event of Default, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Guaranty, and (iii) the collection or enforcement of the Obligations or any of them; provided, that the Guarantor shall not be obligated to reimburse any Agent or the Lenders for costs and expenses, or indemnify any Agent or the Lenders for any loss, resulting from the gross negligence or willful misconduct of such Agent or the Lenders. Notwithstanding any termination of this Guaranty, the indemnities to which the Credit Agent, the Agents and Lenders are entitled under this Guaranty shall continue in full force and effect and shall protect the Credit Agent, the Agent and the Lenders against events arising after such termination as well as before.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.


[CORPORATE SEAL]                           [SUBSIDIARY GUARANTOR]

ATTEST:

___________________                        By:_____________________________
Name:                                         Name: _______________________
Title:                                        Title: ______________________

                                  EXHIBIT G
                                      to
                Credit Agreement dated as of January 20, 1995
                                 by and among
                     Allnet Communication Services, Inc.,
                       ALC Communications Corporation,
                          the Lenders party thereto,
                 First Union National Bank of North Carolina,
            as Managing Agent, Credit Agent and Syndication Agent
                                     and
                           Bank One, Columbus, NA,
                      as Managing Agent and Credit Agent


                               January 20, 1995


To the Lenders party to the Credit
Agreement referred to below and
First Union National Bank of North
Carolina, as Managing Agent, Credit
Agent and Syndication Agent, and
Bank One, Columbus, NA, as Managing
Agent and Administrative Agent

        Re:  Allnet Communication Services, Inc. and ALC Communications
             Corporation

Ladies and Gentlemen:

        We have acted as legal counsel to Allnet Communication Services, Inc., a Michigan corporation (the "Borrower") and to ALC Communications Corporation, a Delaware corporation (the "Guarantor") in connection with the transactions contemplated by the Credit Agreement (the "Credit Agreement") by and among the Borrower, the Guarantor, the Lenders who are or may become a party thereto, First Union National Bank of North Carolina, as Managing Agent, Credit Agent and Syndication Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent (collectively, the "Agents") providing for loans to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $105,000,000. This opinion is being delivered pursuant to Section 5.2(b)(iv) of the Credit Agreement.

        In rendering this opinion, we have examined and relied upon the following documents, each dated of even date herewith unless otherwise noted:

        A. Articles of Incorporation of the Borrower, certified by the Michigan Department of Commerce as of January 10, 1995;

        B. Restated Certificate of Incorporation of the Guarantor, certified by the Secretary of State of Delaware as of January 12, 1995;

        C. Bylaws of each of the Borrower and the Guarantor, certified to us by an officer of such corporation;

        D. Certificate of Good Standing of the Borrower issued by the Secretary of State of Michigan as of January 10, 1995;

January 20, 1995
Page 2


        E. Certificates of Good Standing of the Guarantor issued by Secretaries of State of Delaware and Michigan, respectively, as of January 10, 1995;

        F. Resolutions of the Borrower and the Guarantor authorizing the transactions contemplated by the Loan Documents (as hereinafter defined);

        G.   Credit Agreement;

        H. Revolving Credit Notes payable to First Union National Bank of North Carolina, Bank One, Columbus, NA, Comerica Bank and Star Bank, NA;

        I. Certificate of Facts from the Borrower and the Guarantor to us, a copy of which is attached hereto (the "Certificate of Facts"); and

        J.   The Indenture.

        The documents listed in paragraphs A through F above are collectively referred to in this opinion as the "Organization Documents". The documents listed in paragraphs G and H are collectively referred to as the "Loan Documents", and the documents in paragraphs A through J are collectively referred to as the "Documents." Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

        In rendering this opinion, we have assumed, without independent investigation: (i) the genuineness of the signatures of all parties other than those on behalf of the Borrower and the Guarantor; (ii) the authenticity of all Documents submitted to us as originals; (iii) the conformity to original documents of all Documents submitted to us as certified or photostatic copies;
(iv) the Loan Documents are valid, binding and enforceable against the Lender.

        Our review has been limited to examining the Organization Documents, the Loan Documents, the Indenture, applicable Michigan and federal law and the General Corporation Law of Delaware. We expressly decline to opine as to the laws of the State of North Carolina. In addition, we do not render any opinion herein with respect to laws, rules or regulations governing the provision of telecommunications services or the telecommunications industry. To the extent that any opinion given herein is expressed in terms of our knowledge or awareness, we have relied exclusively upon the assumptions stated above and the representations of the Borrower and the Guarantor in the Certificate of Facts, and we have not undertaken to independently verify such facts or information, nor have we performed any litigation or other searches. In this regard, our knowledge is limited to the conscious awareness of facts or other information by (i) the attorney executing this opinion on behalf of our firm; (ii) the following attorneys: Ralph R. Margulis, Judith Lowitz Adler and Jeffrey L. Forman; or (iii) the attorney who is primarily responsible for providing the response for a particular issue addressed in this opinion.

January 20, 1995
Page 3


        Based solely upon the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

                1. Each of the Borrower and the Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation. Based on our knowledge of the business and properties of the Borrower and the Guarantor, each of the Borrower and the Guarantor (a) has the full corporate power and authority to carry on its business as now being conducted and (b) has been duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized would not have a Material Adverse Effect.

                2. Each Credit Party has the full corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents to which they are parties have been duly authorized by all action necessary on the part of each of them and the Loan Documents have been duly executed and delivered on behalf of the Borrower and the Guarantor. If Michigan law were to apply, the obligations of the Borrower and the Guarantor contained in the Loan Documents would constitute legal, valid and binding obligations of the Borrower and the Guarantor respectively, enforceable against the Borrower and the Guarantor in accordance with the terms of the Loan Documents.

                3. The execution and delivery of the Loan Documents on behalf of the Borrower and the Guarantor, the performance of the Loan Documents to which each is a party by such party, and the compliance with the provisions of such Loan Documents by the Borrower and the Guarantor, will not result in a breach of, or constitute a default under any provisions of the Organization Documents, the Indenture or, to our knowledge, any other agreement to which the Borrower or the Guarantor is a party or by which it or its property is bound, or, to our knowledge, any judgment, writ, order or decree of any judicial or administrative authority binding upon or applicable to the Borrower or the Guarantor.

                4. To our knowledge no consent, approval or authorization of any third party, not heretofore obtained, is required in connection with the execution, delivery or performance by the Credit Parties of the Loan Documents except as disclosed to you in the Credit Agreement.

                5. To our knowledge there is no action, proceeding or investigation pending or threatened which questions the validity of the Loan Documents or the consummation of any actions contemplated thereby.

January 29, 1995
Page 4


        The foregoing opinions are qualified to the extent that the enforceability of the rights and remedies set forth in the Loan Documents may be limited by:

                         (i) Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the enforcement of creditors' rights and remedies; and

                        (ii) The effect of any limitations imposed by general principles of equity upon the specific enforceability of the provisions of the Loan Documents.

In addition to the qualifications set forth above, we express no opinion as to any of the following matters:

        (a) The interrelation with, or effect on the validity, enforceability or binding effect of the Loan Documents of any documents to which the Borrower or the Guarantor is a party of which we have no knowledge;

        (b) The validity, binding effect or enforceability of provisions in the Loan Documents: (i) appointing a party as Borrower's attorney-in-fact; or (ii) waiving rights or defenses to obligations where such waivers are against the statutes, laws or public policy of the State of Michigan; and

        (c) The validity, binding effect or enforceability under certain circumstances of provisions of the Loan Documents that provide that the rights and remedies of the parties thereunder are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies.


        We do not purport to be experts or to express any opinion herein concerning any laws other than the laws of the State of Michigan, the General Corporation Law of Delaware, and applicable federal law, and this opinion is qualified accordingly. This opinion is for the benefit of the Lenders, their successors, assigns and participants only, and may not be relied upon by any other party without the express written consent of the undersigned. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion or if we become aware of any facts that might change any of our opinions as set forth above.

                              Very truly yours,

                         JAFFE, RAITT, HEUER & WEISS
                           Professional Corporation

                                  EXHIBIT H
                                      to
                Credit Agreement dated as of January 20, 1995
                                 by and among
                     Allnet Communication Services, Inc.,
                       ALC Communications Corporation,
                          the Lenders party thereto,
                 First Union National Bank of North Carolina,
                      as Managing Agent and Credit Agent
                                     and
                           Bank One, Columbus, NA,
                  as Managing Agent and Administrative Agent


                     [Form of Communications Law Opinion]


                               January 20, 1995

To the Lenders party to the Credit
   Agreement referred to below and
   First Union National Bank of
   North Carolina, as Managing
   Agent, Credit Agent, and
   Syndication Agent, and Bank One,
   Columbus, NA, as Managing
   Agent and Administrative Agent

Ladies and Gentlemen:

        We have acted as special communications regulatory counsel to Allnet Communications Services, Inc., a corporation organized under the laws of Michigan (the "Borrower"), and ALC Communications Corporation, a corporation organized under the laws of Delaware ("ALC", and collectively with the Borrower, the "Credit Parties"), in connection with (i) the Credit Agreement (the "Credit Agreement") by and among the Borrower, ALC, as Guarantor, the Lenders referred to therein, First Union National Bank of North Carolina, as Managing Agent, Credit Agent, and Syndication Agent, and Bank One, Columbus, NA, as Managing Agent and Administrative Agent, providing for the extension of credit facilities to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding the Aggregate Commitment and (ii) the various other agreements and instruments referred to in the next following paragraph. Capitalized terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 5.2(b)(iv) of the Credit Agreement.

January 20,1995
Page 2


     As special communications counsel for the Credit Parties, we address only matters within the jurisdiction of the Federal Communications Commission ("FCC") and each PUC which on the date of this opinion exercises jurisdiction over the Credit Parties (each such PUC is hereinafter referred to as an "Applicable PUC"). See Schedule I for the list of Applicable PUCs as of the date of this opinion.

     In rendering the opinions expressed herein, we have examined the Credit Agreement and the Notes (collectively, the "Loan Documents"). We also have assumed with your permission and without independent investigation (a) that the signatures on all documents examined by us are genuine and that where any such signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such documents had authority to do so, (b) the authenticity of documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (c) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities. We have assumed the due execution and delivery, pursuant to due authorization of each of the Loan Documents by any parties thereto.

        As to matters of fact relevant to the opinions expressed herein, we have relied upon the Officer's Certificate of Roy Morris referenced below, and examination of our own files and records, appropriate examination of public records, files and certificates on file with the FCC and each Applicable PUC as of the date of this opinion, and as to the Credit Parties' ownership and operations, review of documents, records and instruments, provided by Credit Parties and pertinent disclosures of appropriate representatives of the Credit Parties. The following opinions are based upon and expressly limited to the Communications Act of 1934, as amended, the rules, regulations and published policies of the FCC (the "Act"), and all laws administered by, and all rules, regulations and published policies of, each Applicable PUC (the "PUC Laws") in effect on the date hereof. Subject to the limitations set forth herein, we have reviewed such materials and law as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

     1. No authorizations of the FCC or any Applicable PUC are necessary for the execution or delivery by Credit Parties and their Subsidiaries of the Loan Documents, or for the legality, validity or enforceability thereof except with respect to performance as set forth below in this paragraph 1. All authorizations of the FCC or

January 20, 1995
Page 3


any Applicable PUC required in connection with the execution or delivery of the Loan Documents have been duly granted and are in full force and effect without conditions, other than such conditions as are generally applicable to such authorizations. Similarly, no authorization of the FCC is required for the performance by Credit Parties and their Subsidiaries of the Loan Documents. No authorization of any Applicable PUC is required for the performance by the Credit Parties and their Subsidiaries of the Loan Documents, except that such authorization is required by the Applicable PUCs listed on Schedule II hereto. The Credit Parties have filed applications for approval with each Applicable PUC listed on Schedule II.

        2.  Schedule III hereto accurately and completely lists all FCC
Licenses issued to the Credit Parties and their Subsidiaries and all other certificates or other licenses issued or granted by any Applicable PUC to the Credit Parties and their Subsidiaries. Each Credit Party and each Subsidiary thereof holds all FCC Licenses required by the FCC and all other certificates or licenses required by any Applicable PUC for the construction and operation, in accordance with the Act and the PUC Laws, of each of its Network Facilities.
All of the FCC Licenses listed on Schedule III and all of the other certificates and licenses listed on Schedule III hereto are duly and validly held by the applicable Credit Party, and all such FCC Licenses and other certificates and licenses are in full force and effect without conditions, other than such conditions that are generally applicable to such FCC Licenses and other certificates and licenses.

        3. On the date hereof, to the best of our knowledge based upon a review of the public records of the FCC and on inquiries of responsible officers of the Credit Parties, no petitions to deny or other challenges have been filed against any pending application of any Credit Party or any Subsidiary thereof at the FCC.


        4. After the applications to Applicable PUCs referenced in Paragraph 1 above and Schedule II hereto are approved, the performance and compliance with the terms and provisions by each Credit Party of the Loan Documents to which such Credit Party is a party, (i) will not result in a violation of the Act or any PUC Laws, (ii) will not cause any cancellation, termination, revocation, forfeiture or material impairment of any FCC License listed on Schedule III hereto or any other certificate or license listed on Schedule III hereto, and
(iii) do not and will not require notice to or the approval of the FCC or any Applicable PUC.

        5. To the best of our knowledge based upon inquiry to the Credit Parties and review of records in our possession and the publicly available files and records of the FCC and each Applicable PUC, the ownership and operation by the Credit Parties

January 20, 1995
Page 4



and their Subsidiaries of their Network Facilities and other business operations, are in compliance in all material respects with the Act and the PUC Laws (including, without limitation, all FCC filing, reporting, prior approval and similar requirements).

        6. To the best of our knowledge based upon inquiry to the Credit Parties and review of records in our possession and the publicly available files and records of the FCC and each Applicable PUC, there is (a) no outstanding decree or order that has been issued by the FCC or any Applicable PUC against any Credit Party or any Subsidiary thereof and no pending or threatened litigation, proceedings, notice of violation, order to show cause, complaint, inquiry or investigation before the FCC or any Applicable PUC relating to any Credit Party or any Subsidiary thereof or relating to its Network Facilities or business operations which might result in cancellation, termination, revocation, forfeiture or any material impairment of any of their FCC Licenses or applicable PUC Authorizations, or have any material adverse effect upon, or cause material disruption to, any Credit Party or any Subsidiary thereof or the ownership or operation of such Network Facilities or business operations, (b) no event that has occurred (including any notice or order issued by the FCC or any Applicable PUC), or agreement that has been entered into by any Credit Party or any Subsidiary thereof which might now, or after notice or lapse of time or both, result in a cancellation, termination, revocation, forfeiture or any material impairment of any of their FCC Licenses, or have any material adverse effect upon, or material disruption to, any Credit Party or any Subsidiary thereof or the ownership or operation of their Network Facilities or business operation.

        With respect to the opinions expressed in the first two sentences of paragraph 2, we have relied upon the Certificate of Roy Morris, an officer of the Borrower, to the effect that he has provided us with physical access to copies of all FCC Licenses and PUC authorizations issued to the Credit Parties and their Subsidiaries and to the effect that he has delivered to us all other certificates or other licenses issued or granted by any applicable PUC to the Credit Parties and their Subsidiaries and the Credit Parties and their Subsidiaries do not conduct any operations in any state other than those listed in said Officer's Certificate, provided that no facts have come to our attention that would lead us to reasonably conclude that reliance on such Certificate is unwarranted.

        The opinions expressed in this letter are subject in all respects to the following qualifications: (1) no opinion is rendered as to matters not specifically referred to herein or to events which have not yet occurred and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect thereto; and (2) except as expressly provided herein, all opinions expressed in this letter are limited solely to the effect on the Loan Documents of the rules and regulations of the FCC and

January 20, 1995
Page 5



Applicable PUCs, and we express no opinion as to the effect of any other federal or state statute or equitable doctrine or of the regulations of any other agencies or administrative body. We are admitted to the District of Columbia Bar and, with respect to any matters concerning the law of the States of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin, we draw your attention to the fact that the members of the firm involved in the preparation of this opinion letter are not admitted to the Bars of those States and are not experts in the laws of those jurisdictions, and that any such opinions concerning the laws of such States are based upon our reasonable familiarity with the common carrier telecommunications laws of such States as a result of our prior involvement in matters concerning such laws as they pertain to compliance with common carrier telecommunications regulatory requirements concerning the approvals and notices required for borrowing by common carrier telecommunications service providers. This opinion is given as of the date hereof, and we assume no obligation to assess the likelihood of, or to update or supplement this opinion to reflect, any facts or circumstances that may hereafter occur or come to our attention, other than the denial by any Applicable PUC of any of the applications listed on Schedule II attached hereto.

        At the request of our clients, this opinion letter is provided to you by us in our capacity as special communications regulatory counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent except that it may be relied upon as of the date hereof by any successor or permitted assignee or participant of the Bank as provided in Section 12.14 of the Credit Agreement.

                                       Very truly yours,

                                       WILEY, REIN & FIELDING

                                       By: /s/Danny E. Adams
                                           -----------------
                                           Danny E. Adams
                                           Member of the Firm

                                  Schedule I
                                  ----------

                               APPLICABLE PUCs
                               ---------------

Alabama Public Service Commission       Nebraska Public Service Commission
Arizona Corporation Commission          Nevada Public Service Commission
Arkansas Public Utilities Commission    New Jersey Board of Public Utilities
California Public Utilities Commission  New York State Department of Public
Colorado Public Utilities Commission     Service
Connecticut Department of Public        North Carolina Utilities Commission
 Utility Control                        North Dakota Public Service
Florida Public Service Commission        Commission
Georgia Public Service Commission       Ohio Public Utilities Commission
Idaho Public Utilities Commission       Oklahoma Corporation Commission
Illinois Commerce Commission            Oregon Public Utilities Commission
Indiana Utility Regulatory Commission   Pennsylvania Public Utility Commission
Iowa Utilities Board                    South Carolina Public Service
Kansas State Corporation Commission      Commission
Kentucky Public Service Commission      South Dakota Public Utilities
Louisiana Public Service Commission      Commission
Maine Public Utilities Commission       Tennessee Public Service Commission
Maryland Public Service Commission      Texas Public Utility Commission
Massachusetts Department of Public      Utah Public Service Commission
 Utilities                              Virginia State Corporation Commission
Michigan Public Service Commission      Washington Utilities and Transportation
Minnesota Public Utilities Commission    Commission
Mississippi Public Service Commission   West Virginia Public Service
Missouri Public Service Commission       Commission
Montana Public Service Commission       Wisconsin Public Service Commission

                                 SCHEDULE II
                                 -----------

                               PUC APPLICATIONS
                               ----------------

                       STATE                 DOCKET NO.
                       -----                 ----------
                       Georgia               5578
                       Kansas                191866-U
                       Kentucky              95-002
                       Maine                 95003
                       Nebraska              C-1144
                       New York              C95-C-0013
                       North Carolina        P-244-SUB 6
                       Pennsylvania          S-00950481
                       West Virginia         95-0002-T-PC

                                 SCHEDULE III


                          FCC AND PUC AUTHORIZATIONS


                             STATE AUTHORIZATIONS

   STATE                         DOCKET NO.                   DATE GRANTED

ALABAMA                       19029                           07/11/84

ARIZONA                       U-2438-84-101                   04/29/85
                              DECISION NO. 54505

ARKANSAS                      92-263-U                        10/29/92
                              ORDER NO. 2

CALIFORNIA                    DECISION NO. 84-06-113          06/13/84

CONNECTICUT                   93-08-21                        03/02/94

FLORIDA                       830299-TP                       09/28/83
                              ORDER NO. 12498

GEORGIA                       CERTIFICATE NO. R-028           01/06/87

IDAHO                         TARIFF FILING ONLY              06/01/92

ILLINOIS                      84-0538 CONSOL. 84-0539         02/20/86

INDIANA                       37555                           07/10/85
                              37889                           11/27/85

IOWA                          TF-90-225                       07/11/90

KANSAS                        142,552-U                       11/02/84

KENTUCKY                      9031                            11/21/84

LOUISIANA                     TARIFF FILING ONLY              02/18/93

MAINE                         93-043                          11/09/93

MARYLAND                      ALLNET COMMUNICATIONS           02/22/84
                              SERVICES, INC.

MASSACHUSETTS                 D.P.U. 84-177                   05/03/85
                              D.P.U. 85-268                   07/08/86

MINNESOTA                     P437/M-83-363                   09/06/83

MISSISSIPPI                   92-UA-0454                      01/27/93

                             STATE AUTHORIZATIONS


    STATE                           DOCKET NO.                  DATE GRANTED
MISSOURI                        TO-84-222                       08/26/86
                                TO-84-223
                                TC-85-126
                                TO-85-130

MONTANA                         N-93-23                         05/18/93

NEBRASKA                        C-772                           08/01/89

NEVADA                          85-754                          12/16/85
                                89-430                          08/21/89

NEW YORK                        28413                           02/17/83

NORTH CAROLINA                  P-244                           05/02/91

NORTH DAKOTA                    CERTIFICATE NO. 119             08/25/92

OHIO                            83-1193-TP-ACE                  12/14/83
                                83-1193-TP-ACE                  03/06/84

OKLAHOMA                        28821                           08/02/85
                                ORDER NO. 283191

OREGON                          ORDER NO. 87-357                03/23/87

PENNSYLVANIA                    ORDER NO. A-310112              08/19/92

SOUTH CAROLINA                  DOCKET NO. 91-335-C             08/30/91
                                ORDER NO. 91-753

SOUTH DAKOTA                    TC 93-040                       04/30/93

TENNESSEE                       U-84-7325                       09/25/85

TEXAS                           REGISTRATION ONLY               07/27/92

WASHINGTON                      COMPETITIVE                     03/24/86
                                CLASSIFICATION
                                U-85-75

WEST VIRGINIA                   92-0564-T-CN                    07/22/92

WISCONSIN                       05-TI-106                       04/28/87

                          MICROWAVE LICENSES
         CALL SIGN                                  EXPIRATION DATE

          KVU 78                                       02/01/2001
          WLB 352                                      02/01/2001
          WLB 345                                      02/01/2001
          WLC 732                                      02/01/2001
          KTR 46                                       02/01/2001
          KNL 31                                       02/01/2001
          WLB 350                                      02/01/2001
          WLB 346                                      02/01/2001
          KNL 46                                       02/01/2001
          WLB 348                                      02/01/2001
          WLB 401                                      02/01/2001
          WQR 44                                       02/01/2001
          WLB 347                                      02/01/2001
          WLB 351                                      02/01/2001
          WLC 263                                      02/01/2001
          WLB 400                                      02/01/2001
          WLC 261                                      02/01/2001
          WLB 402                                      02/01/2001
          WHQ 655                                      02/01/2001
          WLB 349                                      02/01/2001
          WLV 243                                      02/01/2001
          KNL 77                                       02/01/2001
          WMQ 684                                      02/01/2001

                           FCC SECTION 214 LICENSES

          FILE NO.                                      DATE GRANTED

         W-P-C-3677*                                      03/02/81

         I-T-C-87-113                                     10/27/87

         I-T-C-87-179                                     12/09/87

         I-T-C-88-013                                     01/25/88

         I-T-C-88-152                                     08/23/88


*Issued in name of Combined Network, Inc.

                                SCHEDULE 6.1(a)

ALC Communications Corporation is organized in the state of Delaware and is qualified to do business in the State of Michigan.

Allnet Communication Services, Inc. is organized in the State of Michigan and is qualified to do business in all of the United States as well as in the District of Columbia.

Allnet Communications Limited is organized in the United Kingdom and is qualified to do business in the United Kingdom.

Delaware Acquisition Corporation is organized in the State of Delaware.

Allnet Local Services, Inc. is organized in the State of Michigan and qualified to do business in the State of New York.

Combined Network, Inc. is organized in the State of Illinois.

Allnet Communication Services of Nevada, Inc. is organized in the State of Nevada.

                                SCHEDULE 6.1(b)

ALC COMMUNICATIONS CORPORATION:

                CAPITALIZATION:

                AS OF OCTOBER 31, 1994, ALC COMMUNICATIONS HAD 214,783,800 AUTHORIZED SHARES, CONSISTING OF 200 MILLION SHARES DESIGNATED "COMMON STOCK," HAVING A PAR VALUE OF $0.01 PER SHARE AND 14,783,800 SHARES, DESIGNATED "PREFERRED STOCK," HAVING A PAR VALUE OF $0.01 PER SHARE, AND HAD 33,707,637 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING.

ALLNET COMMUNICATION SERVICES, INC. IS A WHOLLY OWNED SUBSIDIARY OF ALC:

                CAPITALIZATION:

                AS OF OCTOBER 31, 1994, ALLNET HAD 1,000 AUTHORIZED, ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, WITH $0.01 STATED PAR VALUE. ALC IS THE SOLE SHAREHOLDER OF ALLNET AND OWNS THE 1,000 ISSUED AND OUTSTANDING SHARES THEREOF.

SUBSIDIARIES OF ALC

ALLNET COMMUNICATIONS LIMITED:

                CAPITALIZATION:

                AS OF OCTOBER 31, 1994, THE SHARE CAPITAL OF ALLNET LIMITED IS 100 POUNDS DIVIDED INTO 100 SHARES OF 1 POUND EACH. ALC IS THE SOLE SHAREHOLDER OF THE UNITED KINGDOM RESIDENT SUBSIDIARY, HOLDING THE TWO OUTSTANDING SHARES OF STOCK (JOHN M. ZRNO, PRESIDENT AND CEO OF ALC, INITIALLY OWNS ONE SHARE OF ALLNET LIMITED AS BARE NOMINEE AND TRUSTEE FOR ALC; ALC OWNS ONE ORDINARY SHARE OF ALLNET LIMITED).

DELAWARE ACQUISITION CORPORATION:

                CAPITALIZATION:

                DELAWARE ACQUISITION CORPORATION HAS 100 AUTHORIZED SHARES, CONSISTING OF ONE CLASS OF COMMON STOCK, HAVING A PAR VALUE OF $0.01 PER SHARE, AND HAS 1,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AND OWNED BY ALC.

ALLNET LOCAL SERVICES, INC.:

                CAPITALIZATION:

                ALLNET LOCAL SERVICES, INC. HAS 1,000 AUTHORIZED SHARES, CONSISTING OF COMMON STOCK, HAVING NO PAR VALUE WITH A STATED PAR VALUE OF $0.01 PER SHARE AND HAS 1,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AND OWNED BY ALC.


SUBSIDIARIES OF ALLNET

COMBINED NETWORK, INC.:

                CAPITALIZATION:

                COMBINED NETWORK, INC. HAS 1,000 AUTHORIZED SHARES, CONSISTING OF COMMON STOCK, HAVING A PAR VALUE OF $1.00 PER SHARE, AND HAS 1,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AND OWNED BY ALLNET.


ALLNET COMMUNICATION SERVICES OF NEVADA, INC.:

                CAPITALIZATION:

                ALLNET COMMUNICATION SERVICES OF NEVADA, INC. HAS 1,000 AUTHORIZED SHARES, CONSISTING OF ONE CLASS OF COMMON STOCK, ALL WITHOUT PAR VALUE, AND HAS 1,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING AND OWNED BY ALLNET.

                                SCHEDULE 6.1(d)

                                PUC APPLICATIONS


                 STATE               DOCKET NO.
                Georgia              5578
                Kansas               191866-U
                Kentucky             95-002
                Maine                95003
                Nebraska             C-1144
                New York             C95-C-0013
                North Carolina       P-244-SUB 6
                Pennsylvania         S-00950481
                West Virginia        95-0002-T-PC

                               SCHEDULE 6.1(h)

                                 ERISA PLANS


The Allnet Communication Services, Inc. 401(k) Plan

Allnet Communication Services, Inc. Employee Health Plan (medical, dental, prescription drug, short term disability coverage)

Allnet Communication Services, Inc. Group Accidental Death and Dismemberment Insurance Program

Allnet Communication Services, Inc., Long Term Disability Income Plan

Allnet Communication Services, Inc., Group Life Insurance

Allnet Communication Services, Inc., Section 125 Flexible Benefit Plan

Allnet Communication Services, Inc., Employee Assistance Plan

Allnet Communication Services, Inc., Severance Benefits

PRIOR PLANS:

Communications Transmissions, Inc. ("CTI") was an ERISA Affiliate from 1990-1992 when it owned more than 80% of the outstanding stock of ALC. CTI and Allnet operated as qualified separate lines of business under the qualified separate line of business rules in effect at the time. To the best of Borrower's knowledge, CTI maintained two qualified retirement plans: a 6% money purchase pension plan and a 401(k) plan. Borrower does not have any information about ERISA welfare plans which may have been maintained by CTI during that period.

                               SCHEDULE 6.1(1)


The information provided below is as of October 31, 1994.

1.      ALC Amended and
        Restated 1986 Option
        Plan
        May 12, 1994


2.      ALC Amended and Restated
        1990 Stock Option
        Plan
        May 12, 1994


3.      AlC 1994 Non-Employee
        Director Stock Option
        Plan
        May 12, 1994


4.      Stock Option
        Agreement for
        Richard J. Uhl
        September 3, 1991


5.      Stock Option
        Agreement for
        Michael E. Faherty
        June 23, 1992


6.      Form of Amendment
        to Stock Options of
        Richard J. Uhl and
        Michael E. Faherty
        January 27, 1993


7.      Stock Option
        Grumman Hill
        May 12, 1994


8.      Amendment/Advisory
        Agreement with Stock
        Option
        May 12, 1994


9.      Termination/Advisory
        Agreement with Stock
        Option
        May 2, 1994


10.     Grumman Hill Stock

        Option
        May 12, 1994


11.     Officer Perquisites


12.     Short Term Incentive
        Program


13.     Form Severance
        Agreement, amended,
        restated Jan. 7, 1994


14.     Form of Amended and Re
        stated Employment Agree-
        ments with ALC, Allnet
        and John M. Zrno, Marvin
        C. Moses, William
        H. Oberlin, Jan. 7, 1994


15.     Amendment to Amended
        and Restated Employ-
        ment Agrmt. ALC, Allnet
        and John M. Zrno, Marvin
        C. Moses, William H.
        Oberlin
        August 23, 1994



16.     Amendment to Amended
        and Restated Employ-
        ment Agrmt. ALC, Allnet
        and John M. Zrno, Marvin
        C. Moses, William H.
        Oberlin
        October 1994


17.     Form of Director
        Indemnification Agr.


18.     Master Lease Agreement
        Meridian Leasing Corp.,
        Allnet Dec. 19, 1985


19.     Transmission Capacity
        Lease: Times Mirror
        Microwave Communications
        Co., Lexitel Corp.,
        October 8, 1985


20.     Amended & Restated
        Fiber Optic Lease
        Agrmt. between MSM
        and Allnet
        August 1, 1994
        CONFIDENTIAL TREAT-
        MENT GRANTED

21.     Digital Service
        Agrmt. between MSM
        and Allnet
        August 5, 1994
        CONFIDENTIAL
        TREATMENT GRANTED


22.     Master Service Agreement
        Allnet, Western
        Tele-Communications
        Inc. May 5, 1992
        CONFIDENTIAL
        TREATMENT GRANTED


23.     Digital Service
        Agreement CTI,
        Allnet, as amended
        February 10, 1989


24.     Digital Service
        Agreement, ALC,
        CTGI June 4, 1992


25.     Revolving Credit and
        Security Agreement
        Bank One, Columbus, NA,
        Star Bank, NA, Allnet,
        ALC June 30, 1993(1)
        CONFIDENTIAL
        TREATMENT GRANTED


26.     Real Estate Lease,
        Allnet, Balcor
        Equity Pension
        Investors, Ltd.
        March 26, 1987,
        as amended


27.     Real Estate Lease,
        ALC, Kirco-Oak
        Hollow-Limited
        Partnership
        Feb. 25, 1987,
        as amended


---------------
(1)     Will be paid off upon funding of Credit Agreement.

DEFINITIONS:

        ALLNET:         Allnet Communication Services, Inc.
        ALC:            ALC Communications Corporation
        CTGI:           Communications Transmission Group, Inc.
        CTI             Communications Transmission, Inc.
        GRUMMAN HILL:   Grumman Hill Associates, Inc.
        MSM ASSOCIATES: MSM Associates, Limited Partnership

                               SCHEDULE 6.1(m)



                                     None

SCHEDULE 6.1(t)
DEBT AND CONTINGENT OBLIGATIONS



                                                   BALANCE,
                                              SEPTEMBER 30, 1994
                                              ------------------
                                                (in thousands)
9% Senior Subordinated Notes                      $    79,407
Current and long-term portions of capital
  leases and long term debt                               485
                                                  -----------
Deferred rent                                           2,990
                                                  -----------
                                                  $    82,882
                                                  ===========


                               SCHEDULE 6.1(u)
                             -------------------



                                     None

                               SCHEDULE 6.1 (v)


                          FCC AND PUC AUTHORIZATIONS


                             STATE AUTHORIZATIONS

   STATE                         DOCKET NO.                   DATE GRANTED

ALABAMA                       19029                           07/11/84

ARIZONA                       U-2438-84-101                   04/29/85
                              DECISION NO. 54505

ARKANSAS                      92-263-U                        10/29/92
                              ORDER NO. 2

CALIFORNIA                    DECISION NO. 84-06-113          06/13/84

CONNECTICUT                   93-08-21                        03/02/94

FLORIDA                       830299-TP                       09/28/83
                              ORDER NO. 12498

GEORGIA                       CERTIFICATE NO. R-028           01/06/87

IDAHO                         TARIFF FILING ONLY              06/01/92

ILLINOIS                      84-0538 CONSOL. 84-0539         02/20/86

INDIANA                       37555                           07/10/85
                              37889                           11/27/85

IOWA                          TF-90-225                       07/11/90

KANSAS                        142,552-U                       11/02/84

KENTUCKY                      9031                            11/21/84

LOUISIANA                     TARIFF FILING ONLY              02/18/93

MAINE                         93-043                          11/09/93

MARYLAND                      ALLNET COMMUNICATIONS           02/22/84
                              SERVICES, INC.

MASSACHUSETTS                 D.P.U. 84-177                   05/03/85
                              D.P.U. 85-268                   07/08/86

MINNESOTA                     P437/M-83-363                   09/06/83

MISSISSIPPI                   92-UA-0454                      01/27/93

                             STATE AUTHORIZATIONS


    STATE                           DOCKET NO.                  DATE GRANTED
MISSOURI                        TO-84-222                       08/26/86
                                TO-84-223
                                TC-85-126
                                TO-85-130

MONTANA                         N-93-23                         05/18/93

NEBRASKA                        C-772                           08/01/89

NEVADA                          85-754                          12/16/85
                                89-430                          08/21/89

NEW YORK                        28413                           02/17/83

NORTH CAROLINA                  P-244                           05/02/91

NORTH DAKOTA                    CERTIFICATE NO. 119             08/25/92

OHIO                            83-1193-TP-ACE                  12/14/83
                                83-1193-TP-ACE                  03/06/84

OKLAHOMA                        28821                           08/02/85
                                ORDER NO. 283191

OREGON                          ORDER NO. 87-357                03/23/87

PENNSYLVANIA                    ORDER NO. A-310112              08/19/92

SOUTH CAROLINA                  DOCKET NO. 91-335-C             08/30/91
                                ORDER NO. 91-753

SOUTH DAKOTA                    TC 93-040                       04/30/93

TENNESSEE                       U-84-7325                       09/25/85

TEXAS                           REGISTRATION ONLY               07/27/92

WASHINGTON                      COMPETITIVE                     03/24/86
                                CLASSIFICATION
                                U-85-75

WEST VIRGINIA                   92-0564-T-CN                    07/22/92

WISCONSIN                       05-TI-106                       04/28/87

                          MICROWAVE LICENSES
         CALL SIGN                                  EXPIRATION DATE

          KVU 78                                       02/01/2001
          WLB 352                                      02/01/2001
          WLB 345                                      02/01/2001
          WLC 732                                      02/01/2001
          KTR 46                                       02/01/2001
          KNL 31                                       02/01/2001
          WLB 350                                      02/01/2001
          WLB 346                                      02/01/2001
          KNL 46                                       02/01/2001
          WLB 348                                      02/01/2001
          WLB 401                                      02/01/2001
          WQR 44                                       02/01/2001
          WLB 347                                      02/01/2001
          WLB 351                                      02/01/2001
          WLC 263                                      02/01/2001
          WLB 400                                      02/01/2001
          WLC 261                                      02/01/2001
          WLB 402                                      02/01/2001
          WHQ 655                                      02/01/2001
          WLB 349                                      02/01/2001
          WLV 243                                      02/01/2001
          KNL 77                                       02/01/2001
          WMQ 684                                      02/01/2001

                           FCC SECTION 214 LICENSES

          FILE NO.                                      DATE GRANTED

         W-P-C-3677*                                      03/02/81

         I-T-C-87-113                                     10/27/87

         I-T-C-87-179                                     12/09/87

         I-T-C-88-013                                     01/25/88

         I-T-C-88-152                                     08/23/88


*Issued in name of Combined Network, Inc.

                            FCC Microwave Licenses
         (all licenses issued to Allnet Communication Services, Inc.
                         Expiration for all 2/1/2001)




            BROADCAST                KVU 78
            CROCKER                  WLB 352
            DEVIL'S PEAK             WLB 345
            FLOWER                   WLC 732
            FRAZIER PEAK             KTR 46
            FREMONT                  KNL 31
            GIBRALTAR                WLB 350
            MONUMENT                 WLB 346
            MT. CHUAL                KNL 46
            MT. LOWE                 WLB 348
            OAKLAND                  WLB 401
            PALO ESCRITO             WQR 44
            PASO ROBLES              WLB 347
            RINCON                   WLB 351
            SALINAS                  WLC 263
            SAN JOSE                 WLB 400
            SAN LUIS OBIS            WLC 261
            SAN FRAN                 WLB 402
            SIMI VALLEY              WHQ 655
            TEPESQUET                WLB 349
            VERDUGO                  WLV 243
            WILLIAMS HILL            KNL 77

            BRADLEY                  WMQ 684

                                SCHEDULE 10.3



1.      Secured Party:  Prudential Insurance Co. of America
        Filing No.:  4940
        Date of Filing:  6/5/90
        Jurisdiction:  Oakland County, Michigan

2. Secured Party: Bank One, Columbus, NA, as Agent for itself and others Filing No. 0285444
        Date of Filing:  7/13/93
        Filing No.:  00280548
        Date of Filing:  8/30/93
        Jurisdiction:  Ontario, Canada

3.      Certain other liens relating to cancellec debt of Borrower.

SCHEDULE 10.4
EXISTING LOANS, ADVANCES AND INVESTMENTS

                                            BALANCE,
                                       SEPTEMBER 30,1994
                                       -----------------
                                        (in thousands)
Note Receivable - MS Holding           $             3,041
Note Receivable - MSM Associates                     5,999
Investment in MS Holding                                  (1)
                                       -------------------
                                       $             9,040
                                       ===================


(1) Investment recorded at $150.00.